UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Cohen & Steers, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 23, 2012

Dear Fellow Shareholders:

It is our pleasure to invite you to the Cohen & Steers, Inc. 2012 Annual Meeting of Shareholders.

We will hold the meeting on Tuesday, May 8, 2012, beginning at 9:00 a.m., local time, at our corporate headquarters located at 280 Park Avenue, New York, New York 10017.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about our company. Our Annual Report to Shareholders, which includes our 2011 Annual Report on Form 10-K, accompanies these enclosures.

Your vote is very important. Whether you plan to attend the meeting or not, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at our Annual Meeting.

We look forward to seeing you at the meeting.

Sincerely,

Martin Cohen Co-Chairman and Co-Chief Executive Officer	Robert H. Steers Co-Chairman and Co-Chief Executive Officer

280 Park Avenue, New York, New York 10017-2013     Tel: (212) 832-3232     Fax: (212) 832-3622

March 23, 2012

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

We will hold the Annual Meeting of Shareholders of Cohen & Steers, Inc. at our corporate headquarters located at 280 Park Avenue, New York, New York 10017, on Tuesday, May 8, 2012, beginning at 9:00 a.m., local time. At our Annual Meeting, we will ask you to:

(1)	Elect as directors the six nominees named in the enclosed Proxy Statement to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2012;

(3)	Approve, in a non-binding vote, the compensation of our named executive officers; and

(4)	Consider any other business that is properly presented at our Annual Meeting.

Under rules adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our shareholders on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, most shareholders will receive a Notice of Internet Availability of Proxy Materials (“Notice”) and others will receive paper copies of the Proxy Statement, the Proxy Card and the Annual Report. The Notice contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, instructions on how to vote your shares, as well as instructions on how to request a paper or electronic copy of our proxy materials, if you so desire. We believe electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement, our Annual Report, and any amendments to the foregoing materials that are required to be furnished to shareholders are available for you to review online by following the instructions contained in the Notice or Proxy Card. You also may view our proxy materials at https://materials.proxyvote.com/19247A.

The Board of Directors has fixed the close of business on March 13, 2012 as the record date for the determination of shareholders entitled to receive notice of, and to vote on, all matters presented at our Annual Meeting or any adjournments thereof. Your vote is very important. Whether you plan to attend the meeting or not, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at our Annual Meeting.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

280 Park Avenue, New York, New York 10017-2013     Tel: (212) 832-3232     Fax: (212) 832-3622

March 23, 2012

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Cohen & Steers, Inc., a Delaware corporation (“Cohen & Steers,” “we” or “our”), of proxies to be voted at our 2012 Annual Meeting of Shareholders and at any adjournment or postponement thereof.

You are invited to attend our 2012 Annual Meeting of Shareholders on Tuesday, May 8, 2012, beginning at 9:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 280 Park Avenue, New York, New York 10017. You may obtain directions to our Annual Meeting location by calling our Corporate Secretary at (212) 832-3232.

We expect that this Proxy Statement and the enclosed proxy will be mailed and/or made available to each shareholder eligible to vote on or about March 26, 2012.

Items to Be Voted on at Our Annual Meeting

The items of business scheduled to be voted on at our Annual Meeting are:

•	the election as directors of the six nominees named in this Proxy Statement;

•	the ratification of the appointment of our independent registered public accounting firm for the current fiscal year;

•	the approval, in a non-binding vote, of the compensation of our named executive officers; and

•	any other business that is properly presented at our Annual Meeting.

Board Recommendation

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the six nominees to the Board of Directors named in this Proxy Statement;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2012; and

•	“FOR” the approval of the compensation of our named executive officers.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 8, 2012

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of our Annual Meeting and help to conserve natural resources. On or about March 26, 2012, we mailed to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report, on the Internet and instructions on how to vote on the Internet, in person or by mail. The Notice also contains instructions on how to receive a paper or electronic copy of the proxy materials. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials over the Internet by following the instructions contained in the Notice or Proxy Card. The Proxy Statement and our Annual Report are available at www.proxyvote.com. You also may view our proxy materials at https://materials.proxyvote.com/19247A.

Shareholders Entitled to Vote

Holders of record of our common stock at the close of business on March 13, 2012 are entitled to vote their shares of our common stock at our Annual Meeting. As of March 13, 2012, 43,697,617 shares of our common stock, par value $0.01 per share, were outstanding. Holders of our common stock are entitled to one vote per share.

How to Vote

If you hold your shares directly, you have four ways to vote, as explained on your Notice or Proxy Card. If your shares are in an account at a bank or broker, you will receive an instruction card and information on how to give voting instructions to your bank or broker.

Shareholders who hold their shares directly may vote as follows:

•

By Mail: Shareholders who received a Proxy Card along with a Proxy Statement from us or who have requested a Proxy Card from us by following the instructions on the Notice, may sign, date and return their Proxy Cards in the pre-addressed, postage-paid envelope that is provided.

OR

•

By using the Internet: You can vote at www.proxyvote.com 24 hours a day, seven days a week. Instructions are provided on your Notice or Proxy Card. The Internet voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. You will need the 12-digit Control Number included on your Notice or Proxy Card in order to vote online. If you vote by the Internet, you may incur costs associated with Internet access, such as usage charges from Internet service providers and telephone companies.

OR

•	By Telephone: Shareholders may vote by telephone by calling 1-800-690-6903. You will need the 12-digit Control Number included on your Notice or Proxy Card in order to vote by telephone.

OR

•	At the Meeting: If you attend our Annual Meeting, you may vote in person by ballot, even if you have previously returned a Proxy Card or otherwise voted.

Voting at Our Annual Meeting

In the event you mail your proxy and you attend our Annual Meeting, you may revoke your proxy and cast your vote personally at our Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at our Annual Meeting.

All proxies that have been properly signed and returned and not revoked will be voted in accordance with your instructions at our Annual Meeting. If you sign and return your Proxy Card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If you sign and return your Proxy Card and if any other matters are properly presented at our Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at our Annual Meeting.

Revocation of Proxies

You have the right to revoke your proxy. This right allows you to change your mind about how your shares will be voted at our Annual Meeting. You can revoke your proxy at any time before voting is declared closed at our Annual Meeting. You may revoke your proxy by sending a signed proxy card with a later date in time for us to receive it before voting is declared closed, or by voting in person at our Annual Meeting. You may also revoke your proxy by using the telephone or Internet voting options explained on your Notice or Proxy Card. You cannot, however, revoke your proxy at our Annual Meeting if you do not attend in person.

If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

Required Vote

The presence, in person or by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at our Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules if you do not instruct your broker how to vote with respect to Items 1 and 3, your broker may not vote with respect to such proposals. We believe that there can be no broker non-votes on the proposal in Item 2 since brokers have discretion under the New York Stock Exchange rules to vote uninstructed shares on such proposal.

With respect to Item 1, in an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors (a “majority vote”). Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of the election. In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes of the holders of stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors. Under our Bylaws, a “contested election” is an election in which, as of the day preceding the date we first transmit our notice of meeting to our shareholders or at any time thereafter, the number of nominees for director is greater than the number to be elected.

Each incumbent director standing for re-election at our Annual Meeting has agreed to resign, upon acceptance of such resignation by the Board of Directors, if he or she does not receive a majority vote. The Board of Directors must accept or reject such resignation within 90 days following certification of the shareholder vote.

If a director’s resignation offer is not accepted by the Board of Directors, that director will continue to serve until our next annual shareholders’ meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal. The Board of Directors, in its sole discretion, may either fill a vacancy resulting from the Board of Directors accepting a director’s resignation or a director nominee who is not an incumbent director not receiving a majority vote pursuant to the Bylaws or decrease the size of the Board of Directors to eliminate the vacancy.

The affirmative vote of holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter is required for Items 2 and 3. If you abstain from voting on Item 2 or 3, it will have the same effect on the vote as a vote against the proposal. Broker non-votes will have no effect on the outcome of Item 3. Items 2 and 3 are advisory in nature and are non-binding.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission, and facsimile transmission on our behalf by our directors, officers or employees, without additional compensation. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

List of Shareholders

A list of shareholders entitled to vote at our Annual Meeting will be available at our Annual Meeting and for ten days prior to our Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., by written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232.

Multiple Copies of Our Annual Report to Shareholders

Our 2011 Annual Report to shareholders accompanies this Proxy Statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one annual report, proxy statement or notice, as applicable, to multiple shareholders of record sharing an address. This delivery method, called “householding,” is not being used, however, if we have received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one set of our annual report, proxy statement or notice of internet availability of proxy materials, as applicable, we will deliver promptly a separate copy of our 2011 Annual Report on Form 10-K, our 2011 Annual Report to Shareholders, this Proxy Statement or Notice, as applicable, to any shareholder who sends a written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. You can also notify us that you would like to receive separate copies of our annual reports, proxy statements or notices of internet availability of proxy materials in the future by sending a written request to our Corporate Secretary at the address set forth above or by contacting the Corporate Secretary at (212) 832-3232. If your household is receiving multiple copies of our annual reports, proxy statements and notices of internet availability of proxy materials, and you wish to request delivery of a single copy, you may send a written request to our Corporate Secretary at the address set forth above. Even if your household has received only one set of our annual report and proxy statement, a separate Proxy Card has been provided for each shareholder account. Each Proxy Card should be signed, dated, and returned in the enclosed self-addressed envelope.

If you own shares of common stock through a bank, broker or other nominee and receive more than one set of annual reports, proxy statements or notices of internet availability of proxy materials, you can contact the bank, broker or other nominee to eliminate duplicate mailings.

Confidentiality of Voting

We keep all the proxies, ballots, and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Broadridge Financial Solutions, Inc., examine these documents. Occasionally, shareholders provide written comments on their Proxy Card, which are then forwarded to us by Broadridge.

Voting Results

Broadridge, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

Annual Report

We make available free of charge through our website at www.cohenandsteers.com under the headings “Corporate Info/SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each shareholder upon written request, a copy of our Annual Reports on Form 10-K (including our consolidated financial statements, schedules and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports. Requests for copies should be addressed to Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to (212) 832-3232 or via e-mail to srappa@cohenandsteers.com. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Neither our Annual Report on Form 10-K for the year ended December 31, 2011 nor the 2011 Annual Report to Shareholders shall constitute a part of the proxy solicitation materials.

PRINCIPAL SHAREHOLDERS

As of March 13, 2012, our co-chairmen and co-chief executive officers, Martin Cohen and Robert H. Steers, each directly and indirectly owned approximately 27% of our outstanding common stock. As long as Mr. Cohen and Mr. Steers together continue to own a majority of the voting power of our common stock, together they will be able to elect our entire Board of Directors and generally to determine the outcome of all corporate actions requiring shareholder approval.

ITEM 1:

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides that the Board of Directors will consist of that number of directors determined from time to time by the Board of Directors. Acting upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors has nominated the six persons identified herein for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. As Richard E. Bruce has reached the mandatory retirement age for our directors, he has not been nominated for re-election at this Annual Meeting of Shareholders. The Board of Directors intends to reduce the size of the board from seven directors to six after Mr. Bruce’s retirement is effective and he is no longer a member of the Board of Directors. The Board of Directors recommends a vote “FOR” each of the six persons identified herein for election as directors.

The proxies solicited hereby, unless directed to the contrary therein, will be voted “FOR” the six nominees named in this Proxy Statement. All such nominees are currently directors of our company. All nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the shares represented by all valid proxies will be voted by the person or persons acting under said proxy in accordance with the recommendation of the Board of Directors.

Information Concerning the Nominees and Directors

The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, allow the Board of Directors to satisfy its oversight responsibilities effectively. As set forth below under “Corporate Governance at Cohen & Steers—Consideration of Director Candidates,” in identifying candidates for Director, the Board of Directors and its Nominating and Corporate Governance Committee takes into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside members of the Board of Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors it considers appropriate. Although the company has no policy regarding diversity, the Board of Directors believes that diversity is an important component of a board of directors, which includes such factors as background, skills, experience, expertise, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth below. In particular, with regard to Mr. Rhein, the Board of Directors considered his experience, expertise and background with regard to accounting matters, which includes specialization in the real estate sector, as well as his service on the board of directors of a publicly traded real estate investment trust. With regard to Mr. Simon, the Board of Directors considered the broad perspective brought by Mr. Simon’s experience directing the research and analysis of companies in many diverse industries. With regard to Mr. Villani, the Board of Directors considered his background in the investment management industry, believing in particular that Mr. Villani’s experience as the chief executive officer of a large global investment management firm is valuable to the company. With regard to Mr. Winograd, the Board of Directors considered his experience, expertise and background in the financial services industry, particularly in the real estate sector, and his prior service as a chief financial officer of a public company as well as his service on the boards of publicly traded companies. The Board of Directors also considered the knowledge and many years of experience with the company represented by Mr. Cohen and Mr. Steers, including their founding of the company.

Set forth below are the names of the nominees for election as our directors, their ages and principal occupations as of March 13, 2012, the years the nominees first became directors of our company, and their biographical information.

Name	Age	Position
Martin Cohen	63	Co-chairman, co-chief executive officer and director
Robert H. Steers	59	Co-chairman, co-chief executive officer and director
Peter L. Rhein	70	Director
Richard P. Simon	66	Director
Edmond D. Villani	65	Director
Bernard B. Winograd	61	Director

Martin Cohen, a director since August 2004, is the company’s co-founder, co-chairman and co-chief executive officer. Prior to co-founding the firm in 1986, Mr. Cohen was a senior vice president and portfolio manager at National Securities and Research Corporation from 1984 to 1986, where in 1985 he and Mr. Steers organized and managed the nation’s first real estate securities mutual fund. From 1976 to 1981, Mr. Cohen was a vice president at Citibank, where in 1980 he organized and managed the Citibank Real Estate Stock Fund. Mr. Cohen has a BS degree from the City College of New York and an MBA degree from New York University. He has served as a member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Cohen serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds.

Robert H. Steers, a director since August 2004, is the company’s co-founder, co-chairman and co-chief executive officer. Prior to co-founding the firm in 1986, Mr. Steers was a senior vice president and the chief investment officer of National Securities and Research Corporation from 1982 to 1986, where in 1985 he and Mr. Cohen organized and managed the nation’s first real estate securities mutual fund. From 1977 to 1982, Mr. Steers was a vice president at Citibank, serving as an analyst and portfolio manager of Citibank’s Emerging Growth Stock Fund. Mr. Steers has a BS degree from Georgetown University and an MBA degree from George Washington University. Mr. Steers is a member of the Advisory Committee of the Staff Retirement Plan of the International Monetary Fund and serves as Investment Committee Chairman, Georgetown University. He is also a member of the European Public Real Estate Association Board of Directors. Mr. Steers serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds.

Peter L. Rhein, a director since August 2004, has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967, and a co-managing member of BBC Properties, LLC, a real estate investment and development company, since 2001. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was vice president, treasurer and chief financial officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein serves on the board of directors and is a member of the audit committee and compensation committee for HCP, Inc. In addition, he is a member of the board of visitors of the School of Politics and Economics at Claremont Graduate University. Mr. Rhein has a BS degree in accounting from Claremont McKenna College.

Richard P. Simon, a director since August 2004, retired from Goldman Sachs & Co. in 2004. From 1978 until his retirement, he was employed in various capacities by Goldman Sachs, most recently as a managing director. Between 1990 and 2002, Mr. Simon coordinated the Goldman Sachs global media, publishing, advertising, broadcasting, and cable research and served as a managing director from 1996 until his retirement. Prior to retiring from Goldman Sachs, Mr. Simon also mentored analysts and was deputy director of research. He is currently a member of the board of directors of Visions, a not-for-profit organization for the visually impaired and blind. Mr. Simon has a BA degree in accounting from the University of Toledo and an MBA degree from New York University.

Edmond D. Villani, a director since August 2004, served as Vice Chairman of Deutsche Asset Management, North America until December 31, 2005. Between 1997 and 2002 he was the chief executive officer of Scudder, Stevens & Clark, Inc. and its successor entities. He currently serves on the boards of directors of SCS Hedged Opportunities Funds, three privately offered registered investment companies. He also serves on the corporate board at Highland Capital Management AG, a Zurich based investment management firm, and is a senior advisory board member on the Highland Technology Transfer Fund. In addition, he is the former chairman of the board of Georgetown University, and currently serves on the board of the Colonial Williamsburg Foundation and chairs the advisory board of the Penn Institute for Economic Research at the University of Pennsylvania. Mr. Villani has a BA degree in Mathematics from Georgetown University and a Ph.D. degree in economics from the University of Pennsylvania.

Bernard B. Winograd, a director since January 2012, served as executive vice president and chief operating officer of Prudential Financial, Inc.’s U.S. businesses until his retirement in February 2011. Prior to joining Prudential in 1996, Mr. Winograd was executive vice president, chief financial officer and a member of the board of directors of Taubman Centers, Inc. Before that, he was treasurer of Bendix Corporation. Mr. Winograd serves on the board of directors, and is chairman of the Executive and Finance Committee, of Local Initiatives Support Corporation, a community development financing organization. Mr. Winograd has a BA degree in social sciences from the University of Chicago.

Other Executive Officers

In addition to Mr. Cohen and Mr. Steers, the following persons currently serve as our executive officers:

Name	Age	Position
Joseph M. Harvey	48	President
Adam M. Derechin	47	Executive vice president and chief operating officer
Matthew S. Stadler	57	Executive vice president and chief financial officer
Francis C. Poli	49	Executive vice president and general counsel

Joseph M. Harvey, president, is responsible for the firm’s investment department. Prior to joining us in 1992, he was a vice president with Robert A. Stanger Co., where for five years he was an analyst specializing in real estate and related securities for the firm’s research and consulting activities. Mr. Harvey has a BSE degree from Princeton University. Mr. Harvey serves as a vice president of each of the Cohen & Steers open-end and closed-end mutual funds.

Adam M. Derechin, CFA, executive vice president and chief operating officer, is responsible for the firm’s investment administration and systems departments. Prior to joining us in 1993, he worked for the Bank of New England, where he supervised mutual fund accountants. Mr. Derechin has a BA degree from Brandeis University and an MBA degree from the University of Maryland. Mr. Derechin serves as chief executive officer and president of each of the Cohen & Steers open-end and closed-end mutual funds.

Matthew S. Stadler, CPA, executive vice president and chief financial officer, oversees the firm’s accounting and finance department. Prior to joining us in 2005, he served as a managing director at Lehman Brothers Inc. and chief financial officer of Neuberger Berman Inc., a Lehman Brothers company. He joined Neuberger Berman in 1999 and served as chief financial officer while the firm was an independent public company. Mr. Stadler also served as a senior vice president and chief financial officer of National Discount Brokers Group from May 1999 until October 1999 and a senior vice president and chief financial officer of Santander Investment Securities Inc. from August 1994 until April 1999.

Francis C. Poli, executive vice president and general counsel, oversees the firm’s legal and compliance department. Prior to joining us in 2007, Mr. Poli was managing director, chief legal officer and director of U.S. compliance for Allianz Global Investors. Prior to that, Mr. Poli served as vice president and assistant general counsel at J.P. Morgan & Co. and as an associate in the Securities Practice Group at Kelley Drye & Warren. Mr. Poli has a BA degree from Boston College and a JD from Pace University School of Law. Mr. Poli serves as secretary of each of the Cohen & Steers open-end and closed-end mutual funds.

There are no family relationships between or among any of the members of the Board of Directors and the executive officers.

CORPORATE GOVERNANCE AT COHEN & STEERS

We regularly monitor regulatory developments and review our policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as rules adopted by the SEC and the New York Stock Exchange, Inc. (the “NYSE”).

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address the following key corporate governance subjects, among others: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. Our Corporate Governance Guidelines are available at our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.”

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for our directors, officers, and employees which addresses these important topics, among others: conflicts of interest; corporate opportunities; confidentiality of information; fair dealing; protection and proper use of our assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of any illegal or unethical behavior. The Board of Directors has also adopted a Code of Ethics for Senior Financial Officers. The purpose of the Code of Ethics for Senior Financial Officers is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of our financial books and records and the preparation of our financial statements. Our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers are available at our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” As may be required under applicable SEC and NYSE rules, the company will promptly disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors by posting such information on our website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.”

Shareholders are encouraged to visit the Corporate Governance section of the “Corporate Info” page of our website at www.cohenandsteers.com for additional information about our Board of Directors and its committees, and corporate governance at our company.

Director Independence

Background. Under the NYSE’s corporate governance rules, no director qualifies as independent unless our Board of Directors affirmatively determines that the director has no “material relationship” with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. In addition, directors who have relationships covered by one of five bright-line independence tests established by the NYSE, as discussed below, may not be found to be independent.

The NYSE’s director independence requirements are designed to increase the quality of board oversight at listed companies and to lessen the possibility of damaging conflicts of interests. The NYSE’s corporate governance rules do not define every relationship that will be considered material for purposes of determining a director’s independence from our management. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. As the concern is a director’s independence from our management, however, the NYSE does not view the ownership of even a significant amount of our stock, by itself, as a bar to an independence finding.

The NYSE has adopted five bright-line independence tests for directors. Each of these tests describes a specific set of circumstances that will cause a director to be not independent from our management. For example, a director who is an employee of ours, or whose immediate family member is an executive officer of our company, cannot be considered independent until three years after the end of the employment relationship. The other bright-line independence tests address circumstances involving: the receipt of more than $120,000 per year in direct compensation from us, except for certain permitted payments such as director fees; employment by or affiliations with our current or former internal or external auditors; interlocking directorates; and certain business relationships involving companies that make payments to, or receive payments from, us above specified annual thresholds. For more information about the NYSE’s bright-line director independence tests, including the NYSE commentary explaining the application of the tests, please go to the NYSE website at www.nyse.com.

Independence determinations made by the Board of Directors. At its meeting on March 13, 2012, the Board of Directors made a determination as to the independence of each director, in accordance with the applicable NYSE corporate governance rules. The Board of Directors determined at this meeting that each of Messrs. Bruce, Rhein, Simon, Villani and Winograd has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. At this meeting, the Board of Directors considered, but did not believe to be material, the fact that we, through our advisory clients, owned as of December 31, 2011 approximately 6.8% of the outstanding common stock of HCP, Inc., a company for which Mr. Rhein serves on the board of directors. Further, the Board of Directors considered, but did not believe to be material, the fact that certain of the members of the Board of Directors were investors in the mutual funds we manage. Finally, the Board of Directors determined that each of Mr. Cohen and Mr. Steers was not independent. No director participated in the final determination of his own independence.

Consideration of Director Candidates

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board of Directors membership. The recommending shareholder should also submit evidence of the shareholder’s ownership of our shares, including the number of shares owned and the length of time of ownership. The recommendation should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Director qualifications. Our Corporate Governance Guidelines contain Board of Directors membership criteria that apply to Nominating and Corporate Governance Committee-recommended candidates for a position on our Board of Directors. The minimum qualifications for serving as a member of the Board of Directors are that a person demonstrate strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The Board of Directors also considers the skill sets and experiences of the existing directors, and actively seeks to add directors who would bring additional relevant skill sets and experiences to the Board of Directors or would replace skill sets and experience lost through a director’s retirement. Although the company has no policy regarding diversity, the Board of Directors believes that diversity is an important component of a board of directors, including such factors as background, skills, experience, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates. Each director must represent the interests of all of our shareholders.

Identifying and evaluating candidates for director. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons meeting the criteria described above. The Nominating and Corporate Governance Committee also may engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or a person designated by the Nominating and Corporate Governance Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate and reviews the person’s accomplishments and qualifications. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Each of Messrs. Cohen, Rhein, Simon, Steers, and Villani have previously served as one of our directors. Mr. Winograd was recommended for nomination to the Board of Directors by Messrs. Cohen and Steers.

Executive Sessions

Executive sessions of non-management directors are held before each regularly scheduled board meeting. In 2011, the non-management directors held four executive sessions. “Non-management directors” include all directors who are not our officers, and all non-management directors have been determined by the Board of Directors to be independent. Currently, Mr. Cohen and Mr. Steers are the only officers serving on our Board of Directors. Each session is chaired by one of the non-management members of the Board of Directors on a rotating basis. Any non-management director can request that an additional executive session be scheduled.

Board of Directors Oversight of Risk Management

The Board of Directors’ risk management role within the company is one of informed oversight. Through the processes and procedures implemented by the company, the company’s management brings to the attention of the Board of Directors the key risks that may affect the company and how management addresses these risks. Likewise, the Board of Directors works with executive management to set the “tone at the top” such that prudent mitigation of risk is incorporated in business decision-making at the company. The Board of Directors also helps management shape the company’s overall risk philosophy and risk tolerance, staying apprised of the most significant risks and assessing the appropriateness of management’s response to risk exposures.

The Audit Committee plays a key role in the oversight of the company’s financial risk management function. In that regard, the company’s internal auditor and management meet with the Audit Committee periodically to discuss the financial risks facing the company, highlighting any new risks that may have arisen since they last met. The Compensation Committee is responsible for overseeing the management of risks relating to the company’s executive compensation plans and programs. The Nominating and Corporate Governance Committee manages risks associated with independence and compensation of the Board of Directors, as well as executive succession planning. While each committee is responsible for evaluating and providing oversight of certain risks, the entire Board of Directors is regularly informed of the company’s overall risk structure through active participation in such committee meetings and committee reports to the full Board of Directors.

The company undertakes at least annually together with its internal auditor a risk assessment to identify and evaluate the company’s key risks. The results of such assessment are reported to the Audit Committee and the Board of Directors. Whenever the company encounters any new risks, such as when the company enters a new or related line of business or develops a new product or service, such initiative is reviewed with the Board of Directors and any unique risks associated with such service or product are reviewed with the Board of Directors prior to its implementation.

The company has established a global risk management committee (which is composed of senior officers from all involved departments of the company) as well as other operating committees which regularly assess and evaluate risks related to the company’s business and develop plans to manage these risks effectively. Any significant findings or modifications to the risk management profile of the company are reported to the Board of Directors.

The company operates in a highly regulated industry. With respect to the U.S. regulatory oversight of the company, our organization is subject to several regulatory bodies including the SEC, the Financial Industry Regulatory Authority and the New York Stock Exchange. Internationally, through our subsidiaries, we are regulated by the Hong Kong Securities and Futures Commission, the United Kingdom Financial Services Authority and the Belgian Banking, Finance and Insurance Commission. Management has developed legal compliance programs that govern its business and employees both in the United States and internationally. These programs are designed to detect and prevent any wrongdoing under relevant rules and regulations and address the company’s risk profile, and are incorporated into the company’s training programs for all employees, which are conducted at least annually. A strong “tone at the top” is set by the Board of Directors and executive management, which is communicated by executive management to all employees, that non-compliance will not be tolerated. At least quarterly (and on a more regular basis as necessary), the General Counsel and Associate General Counsel review with the Audit Committee all regulatory matters, if any, with respect to the company’s business. In addition, the General Counsel and Associate General Counsel review with the Audit Committee all litigation matters, if any, as well as any related party transactions and material breaches or potential breaches of the company’s policies and procedures.

In overseeing risk management, the Board of Directors is briefed on the company’s insurance program (including directors and officers coverage), the type and level of insurance coverage, material gaps, if any, in the insurance program, and how the company’s insurance program compares to others in the industry.

Board Leadership Structure

Martin Cohen and Robert Steers, co-founders of the company, are also the co-chairmen and co-chief executive officers of the company. The Board of Directors and its Nominating and Corporate Governance Committee believe that this leadership structure is appropriate for the company and in the best interests of its shareholders because Mr. Cohen and Mr. Steers are the directors most familiar with the company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The combined role of co-chairman and co-chief executive officer in Mr. Cohen and Mr. Steers promotes unified leadership and direction for the Board of Directors and executive management and it allows for a clear focus for the chain of command to execute the company’s strategic initiatives and business plan. The fact that Mr. Cohen and Mr. Steers are two persons fulfilling the roles of chairman and chief executive officer was also considered by the Board of Directors and its Nominating and Corporate Governance Committee in determining not to separate the positions.

Five of the current seven members of the Board of Directors meet the independence requirements of the NYSE, the SEC and the Board of Directors’ standards for determining director independence. Mr. Cohen and Mr. Steers are the only members of our executive management who are also directors. The Board of Directors and its Nominating and Corporate Governance Committee do not believe that the chairman of the company’s Board of Directors must be independent in order to ensure that the Board of Directors provides independent and effective oversight of our business and affairs. In fact, the Board of Directors believes that such oversight is maintained at the company through the majority independent composition of the Board, the strong leadership and contributions of our independent directors and committees, and our highly effective corporate governance structures and processes already in place.

The Board of Directors does not have a lead independent director, though each quarterly executive session of non-management directors is chaired by one of the independent members of the Board of Directors on a rotating basis. Given the size of the Board of Directors, the fact that all independent directors serve on each of the committees of the Board of Directors, and the open lines of communication between the five independent directors and Mr. Cohen, Mr. Steers and the other members of senior management, the Board of Directors and its Nominating and Corporate Governance Committee do not believe that there is currently a need for a lead independent director.

Communications with the Board

The Board of Directors has established a process to receive communications from shareholders and other interested parties. All interested parties may contact any member (or all members) of the Board of Directors

(including without limitation the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any Board of Directors committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o General Counsel, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. To communicate with any of our directors electronically, shareholders should go to our corporate website at www.cohenandsteers.com. Under the headings “Corporate Info/Board of Directors/Contact the Board of Directors,” shareholders may find the e-mail address board_communications@cohenandsteers.com, which may be used for writing an electronic message to the Board of Directors, any individual director, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by our Associate General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.”

The Audit Committee

The Board of Directors has a standing Audit Committee composed of Messrs. Rhein (Chair), Bruce, Simon, Villani and Winograd that satisfies the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As Mr. Bruce has reached the mandatory retirement age for the company’s directors, he has not been nominated for re-election at this Annual Meeting of Shareholders, and he will no longer serve on the Audit Committee effective prior to this Annual Meeting of Shareholders. Rule 10A-3 establishes listing standards relating to audit committees in the following areas: the independence of audit committee members; the audit committee’s responsibility to select and oversee our independent registered public accounting firm; procedures for handling complaints regarding our accounting practices; the authority of the audit committee to engage advisors; and funding for the independent registered public accounting firm and any outside advisors engaged by the audit committee. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon, Villani and Winograd has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. Furthermore, the Board of Directors has determined that Mr. Rhein qualifies as an “audit committee financial expert” as defined in the SEC rules and the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon, Villani and Winograd has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee’s primary purposes are to assist Board of Director oversight of the following: the integrity of our financial statements; the independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function and independent registered public accounting firm; and the compliance by us with legal and regulatory requirements. The Audit Committee also prepares the audit committee report as required by the SEC’s rules for inclusion in our annual proxy statement.

The Audit Committee regularly holds separate sessions with management, internal auditors, and the independent registered public accounting firm. The Audit Committee’s procedures for the pre-approval of the audit and permitted non-audit services are described in “Item 2: Ratification of the Appointment of Independent Registered Public Accounting Firm—Audit Committee Pre-Approval Policy.”

The Compensation Committee

The Compensation Committee is responsible for overseeing our stock award and incentive plans and establishing the compensation for certain of our executive officers. The Compensation Committee is presently composed of Messrs. Villani (Chair), Bruce, Rhein, Simon and Winograd. As Mr. Bruce has reached the mandatory retirement age for the company’s directors, he has not be nominated for re-election at this Annual Meeting of Shareholders, and he will no longer serve on the Compensation Committee effective prior to this Annual Meeting of Shareholders. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon, Villani and Winograd has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and is a “non-employee director” as defined in the applicable SEC rules.

The Compensation Committee has delegated to Mr. Cohen and Mr. Steers the authority (with certain limitations) to grant awards under the Amended and Restated Stock Incentive Plan to participants in the plan who are not directors or officers of the company as defined by Section 16 of the Securities Exchange Act of 1934. For additional information on the Compensation Committee’s activities, its use of outside advisors, its approach to administering the company’s executive compensation program and its consideration and determination of executive compensation, see “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee’s members is or has been an officer or employee of the company. During fiscal 2011, none of the company’s executive officers served on the Board of Directors, the compensation committee or any similar committee of another entity of which an executive officer served on our Board of Directors or Compensation Committee.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the following: assisting the Board of Directors by identifying individuals qualified to become Board of Directors members, and recommending to the Board of Directors the director nominees for the next annual meeting of shareholders; recommending to the Board of Directors the Corporate Governance Guidelines applicable to us; leading the Board of Directors in its annual evaluation of the Board of Directors and management’s performance; and recommending to the Board of Directors director nominees for each committee.

The Nominating and Corporate Governance Committee is presently composed of Messrs. Simon (Chair), Bruce, Rhein, Villani and Winograd. As Mr. Bruce has reached the mandatory retirement age for the company’s directors, he has not been nominated for re-election at this Annual Meeting of Shareholders, and he will no longer serve on the Nominating and Corporate Governance Committee effective prior to this Annual Meeting of Shareholders. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon, Villani and Winograd has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards.

Meetings of the Board’s Committees

The Board of Directors met five times during 2011. During 2011, the Board of Directors’ committees held the following number of meetings: Audit Committee—eight meetings; Compensation Committee—three meetings; Nominating and Corporate Governance Committee—three meetings. In 2011, each director attended at least 75% of the meetings of the Board of Directors and each committee of the Board of Directors on which such director served.

The Board of Directors believes that it is important for shareholders to have the opportunity to meet and talk to the independent members of the Board of Directors. Therefore, the Board of Directors generally schedules a board meeting in conjunction with our annual shareholders’ meeting and expects directors, absent valid reasons, to attend the shareholders’ meeting. All of the members of the Board of Directors attended the 2011 annual meeting of shareholders.

Compensation of Directors

Our policy is not to pay additional compensation to directors who are also our employees. The Nominating and Corporate Governance Committee reviews and recommends to our Board of Directors the compensation of our non-employee directors. As part of this review, the Nominating and Corporate Governance Committee consults with McLagan, a leading compensation consulting and research firm, to determine the reasonableness and adequacy of our non-employee director compensation.

Each outside director receives an annual retainer of $120,000, $45,000 of which is payable quarterly in cash and $75,000 of which is payable quarterly in restricted stock units. The restricted stock units are granted under our Amended and Restated Stock Incentive Plan and are 100% vested on the date of grant. The shares of common stock underlying the restricted stock units granted to a director will be delivered to the director on the third anniversary of the date of grant. Dividends on these restricted stock units are paid in cash as and when dividends are paid by us on our common stock.

The chair of the Audit Committee receives an additional annual cash retainer of $15,000, the chair of the Compensation Committee receives an additional annual cash retainer of $7,500 and the chair of the Nominating and Corporate Governance Committee receives an additional annual cash retainer of $5,000. Each member of the Audit Committee (including the chair) receives an additional annual cash retainer of $15,000, each member of the Compensation Committee (including the chair) receives an additional annual cash retainer of $7,500, and each member of the Nominating and Corporate Governance Committee (including the chair) receives an additional annual cash retainer of $5,000.

Outside directors are further reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings as well as reasonable expenses for continuing education programs related to their role as a member of the board.

Outside directors receive no compensation from us other than compensation as one of our directors.

The following chart sets forth the compensation paid by us to non-employee directors in 2011.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard E. Bruce	72,561	74,932	—	—	—	—	147,493
Peter L. Rhein	87,561	74,932	—	—	—	—	162,493
Richard P. Simon	77,561	74,932	—	—	—	—	152,493
Edmond D. Villani	80,061	74,932	—	—	—	—	154,993
Bernard B. Winograd	—	—	—	—	—	—	—	(2)

(1)	The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in the fiscal year ended December 31, 2011 (using the average of the high and low stock price for the shares of the company’s common stock) in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”).

In fiscal year 2011, each of the directors was granted 2,573 restricted stock units having a grant date fair value of $74,932. These restricted stock units were 100% vested at the time of grant, although the directors will not receive the shares of stock underlying the restricted stock units until the third anniversary of their grant. No directors held any unvested stock awards at December 31, 2011.

(2)	Mr. Winograd joined the Board of Directors effective January 2, 2012.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Report of the Audit Committee

The Board of Directors has appointed an Audit Committee composed of five directors, each of whom is independent as defined in the NYSE listing standards. The Board of Directors has determined that Mr. Rhein is an “audit committee financial expert,” as that term is defined in the SEC rules.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is available on our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and prepared in accordance with accounting principles generally accepted in the United States of America. Management is responsible for preparing our financial statements and for maintaining internal control and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2011 with management and with Deloitte & Touche LLP, our independent registered public accounting firm.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from Deloitte & Touche LLP the written statements required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee has concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the company and its affiliates is compatible with Deloitte & Touche LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Peter L. Rhein (Chair) Richard E. Bruce Richard P. Simon Edmond D. Villani Bernard B. Winograd

REPORT OF THE COMPENSATION COMMITTEE

The following compensation committee report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2011.

MEMBERS OF THE COMPENSATION COMMITTEE

Edmond D. Villani (Chair) Richard E. Bruce Peter L. Rhein Richard P. Simon Bernard B. Winograd

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of holdings of, and transactions in, our shares with the SEC. To the best of our knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2011, our directors, executive officers and ten percent holders met all applicable SEC filing requirements. Reports filed with the SEC detailing purchases and sales of our equity securities by such persons may be found on our corporate website at www.cohenandsteers.com under “Corporate Info/SEC Filings.”

OWNERSHIP OF COHEN & STEERS COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 13, 2012 by: (1) each person who is known by us to own beneficially more than 5% of any class of outstanding shares of our common stock; (2) each of our directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all of our executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of common stock shown. The number of shares of common stock shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following security ownership table, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 13, 2012 through the exercise of any option, warrant or right or the delivery of shares of common stock underlying restricted stock units.

As of March 13, 2012, there were 43,697,617 shares of our common stock outstanding. This amount does not include restricted stock units issued by us to our employees. See footnote 1 to the following stock ownership table.

Name(†)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock Outstanding	Amount of Restricted Stock Units Owned(1)
Kayne Anderson Rudnick Investment Management LLC 1800 Avenue of the Stars Los Angeles, CA 90067	2,432,773	(2)	5.6%	—
Martin Cohen	11,680,016	(3)	26.7%	160,712
Robert H. Steers	11,972,329	(4)	27.4%	160,712
Richard E. Bruce	12,566		*	10,211
Peter L. Rhein	24,429		*	10,211
Richard P. Simon	11,677		*	10,211
Edmond D. Villani	10,677		*	10,211
Bernard B. Winograd	22,973		*	—
Joseph M. Harvey	1,070,167	(5)	2.5%	155,830
Adam M. Derechin	345,040		*	81,192
Matthew S. Stadler	107,230		*	87,405
All directors and executive officers as a group (11 persons)	25,249,745	(3)(4)	57.8%	755,699

†	The address for each of the directors and executive officers is c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Except as otherwise noted below and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares listed and may, from time to time, hold shares in accounts that have a margin feature.

*	The number of shares of common stock held by such individual is less than 1% of the outstanding shares of such class of common stock.

(1)	Represents non-voting restricted stock units granted under our Amended and Restated Stock Incentive Plan. Additional information on our Amended and Restated Stock Incentive Plan appears in the Compensation Discussion and Analysis and the Summary Compensation Table.

(2)	This information was obtained from a Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC on February 8, 2011.

(3)	Includes 1,340,701 shares of common stock held by The Martin Cohen 1998 Family Trust, of which Mr. Cohen’s spouse serves as trustee. Mr. Cohen disclaims beneficial ownership of the shares held by this trust.

(4)	Includes 950,920 shares of common stock held by The Robert H. Steers Family Trust, of which Mr. Steers’ spouse serves as trustee and 3,852,334 shares held by the Robert H. Steers Qualified Annuity Trust, of which Mr. Steers serves as the trustee. Mr. Steers disclaims beneficial ownership of the shares held by these trusts.

(5)	1,009,100 of the shares held by Mr. Harvey are held in a margin brokerage account and have been pledged as loan collateral.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

Our compensation programs are designed to support our business goals and promote both short-term and long-term growth by attracting, motivating and retaining high-performing management talent we need to maintain and strengthen our position in the asset management business. This section of the Proxy Statement explains how our compensation programs are designed and operate with respect to our executive officers who are named in the compensation tables of this Proxy Statement (we refer to these individuals as the “named executive officers”). Our named executive officers are our co-chairmen and co-chief executive officers, Martin Cohen and Robert H. Steers, our chief financial officer, Matthew S. Stadler, our president, Joseph M. Harvey, and our chief operating officer, Adam M. Derechin.

The Compensation Committee determines all components of our co-chief executive officers’ compensation. With respect to the other named executive officers, the Compensation Committee seeks recommendations from our co-chief executive officers and reviews and approves all components of our other named executive officers’ compensation. This includes making individual compensation decisions and reviewing and revising our compensation plans, programs, and guidelines as appropriate.

Compensation Philosophy

The following principles guide the design and oversight of our compensation programs:

Compensation should be related to performance. We believe that an employee’s compensation should be tied to individual, team and company performance. For a discussion of the performance criteria considered by the Compensation Committee in setting the named executive officers’ compensation, see “Named Executive Officer Compensation” below in this Proxy Statement.

Compensation levels are competitive. Our Compensation Committee annually reviews compensation survey data from independent sources to help ensure that our compensation programs are competitive (see “Compensation Consultant” and “Named Executive Officer Compensation” below in this Proxy Statement). The survey data covers companies with whom we compete for leadership talent. The Compensation Committee does not aim to target compensation levels within a particular range related to levels provided by industry peers. Instead, the Compensation Committee uses survey data as one input within a broader decision-making process focused on ensuring that total compensation levels (i.e., annual base salary, annual incentive performance bonus (including the mandatory program deferrals and the company match on the optional program deferrals described in “Elements of Executive Compensation—Annual Incentive Performance Bonus” below in this Proxy Statement) and other equity awards) are competitive in the context of company performance, individual performance and each of the named executive officer’s experience and job responsibilities.

Equity awards are a significant part of total compensation. Through our mandatory program deferrals and the company match on the optional program deferrals, as well as other equity grants discussed in “Elements of Executive Compensation—Other Equity Awards” below in this Proxy Statement, restricted stock units comprise a significant portion of the total compensation package for the named executive officers (see “Elements of Executive Compensation—Annual Incentive Bonus” and “Named Executive Officer Compensation” below in this Proxy Statement for a discussion of the mix of compensation between cash and equity in our company for our named executive officers). These restricted stock units are generally granted at the time annual incentive performance bonuses are paid. The Compensation Committee retains the discretion to adjust the cash and equity components of annual incentive performance bonuses from year to year as it deems appropriate.

As a means to align the interests of the named executive officers with those of our other shareholders, we believe that grants of restricted stock units encourage our employees to develop and lead our business and remain committed to the company’s long-term success. Currently, the restricted stock units generally vest over three or four years and are conditioned on continuous employment to serve as a retention incentive.

Employees are provided with opportunities to own our common stock. We provide all of our employees with various ways to become owners of our company. Since our initial public offering in 2004, we have from time to time granted restricted stock units to broad segments of employees. Further, our mandatory and optional deferral programs (in which we match a portion of the deferred amount in additional restricted stock units) have provided a means for employees to become shareholders of our company. Lastly, employees may purchase shares of our common stock at a 15% discount through our Employee Stock Purchase Plan.

Say-on-Pay and Say-on-Frequency Results

The Compensation Committee considered the voting results of the advisory, non-binding “say-on-pay” vote at our 2011 Annual Meeting of Shareholders in connection with the discharge of its responsibilities. A substantial majority of our shareholders (96.5% of the votes cast by shareholders of our common stock) approved the compensation of our named executive officers described in our 2011 proxy statement. As this level of support was extremely high, the Compensation Committee decided that the say-on-pay vote did not require changes to our compensation programs.

At our 2011 Annual Meeting of Shareholders a substantial majority of our shareholders (98.3% of the votes cast by shareholders of our common stock) voted for “say-on-pay” proposals to occur every year. In light of this vote, and consistent with our recommendation, the Board of Directors determined that it currently intends to include an advisory vote to approve the compensation of our named executive officers every year until the next required vote on the frequency of shareholder votes on named executive officer compensation. Accordingly, we are holding the next “say-on-pay” vote at this 2012 Annual Meeting of Shareholders. We currently expect the next advisory vote on the frequency of shareholder votes on named executive officer compensation to occur at our 2017 Annual Meeting of Shareholders.

Elements of Executive Compensation

The three primary components of our executive compensation programs are annual base salary, annual incentive performance bonuses (including mandatory and optional program deferrals) and other equity awards.

Annual base salary. Base salaries are set at levels that are competitive with similar positions at other comparable asset management companies (the group of comparable asset management companies is described in “Named Executive Officer Compensation” below in this Proxy Statement). Consistent with asset management industry practices, the Compensation Committee sets base salaries for named executive officers at levels that constitute a relatively low percentage of their total compensation. This approach is consistent with the principle of linking compensation to performance since it results in most of an executive’s compensation being paid through variable incentives.

While we review base salaries annually, base salaries for those at executive levels are generally adjusted less frequently. Adjustments, if any, at the senior leadership level are made to recognize significant expansion of an individual’s role, outstanding and sustained individual performance, or if competitive market data indicate a significant deviation from the market. It should be noted that no named executive officer has received a salary increase since 2008.

Annual incentive performance bonus. The Compensation Committee grants annual incentive performance bonuses to our named executive officers under our Amended and Restated Annual Incentive Plan. Annual incentive performance bonuses are designed to link employee performance, the company’s performance and long-term increases in shareholder value. Because incentive compensation awards are generally tied to performance, they usually constitute the largest portion of named executive officers’ annual compensation.

Early each year, the Compensation Committee, with input from senior management, reviews the general performance criteria for our company and our named executive officers. Such criteria may include our company’s net income, revenues, assets under management and inflows and such other subjective matters as determined by the Compensation Committee. Further, the Compensation Committee determines the maximum annual incentive performance bonus for each of the named executive officers (for a further discussion of the performance criteria, see “Named Executive Officer Compensation” below in this Proxy Statement).

The maximum annual incentive performance bonuses are expressed as a percentage of our adjusted pre-tax profit. Adjusted pre-tax profit means our pre-incentive and pre-tax income, excluding extraordinary items or variances. The maximum annual incentive performance bonus amount that each named executive officer is eligible to receive is not an expectation of actual annual incentive performance bonus amounts that will be paid to the named executive officers, but a cap on the range of compensation that the named executive officer may be paid while maintaining the tax deductibility of the bonus as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee typically approves annual incentive performance bonuses to the named executive officers that are less than the maximum percentages allocated to the named executive officers. The Compensation Committee believes that this bonus structure is in the best interests of shareholders because it enables the most prudent use of our assets by ensuring the deductibility of performance-based compensation while allowing the Compensation Committee to appropriately compensate the named executive officers based on the performance of the company and the individual.

At the end of each year, the Compensation Committee approves a specific annual incentive performance bonus amount to each named executive officer. The Compensation Committee’s 2011 annual incentive performance bonus amounts for our named executive officers are discussed below under the heading “Named Executive Officer Compensation.” The Compensation Committee does not rely on predetermined formulas, weighted factors, specific benchmark percentiles or a limited set of criteria in making this decision. In determining the actual annual incentive performance bonus payable to a named executive officer, the Compensation Committee considers the overall performance of the company and the individual, market survey analysis provided by McLagan for comparable public and private asset management firms to obtain a general understanding of current comparable compensation practices (see “Compensation Consultant” below in this Proxy Statement), recommendations of our co-chief executive officers for the other named executive officers, historical compensation levels for each named executive officer, and other subjective factors as the Compensation Committee deems relevant.

Annual incentive performance bonuses are generally paid in January of the year following the fiscal year performance period and are composed generally of cash and restricted stock units, and mandatory and optional deferrals and company matches on such deferrals pursuant to our Mandatory Stock Bonus Program and Optional Stock Purchase Program under our Amended and Restated Stock Incentive Plan.

Mandatory Stock Bonus Program. In order to retain our executive officers and promote stock ownership, we mandatorily defer a meaningful portion of their total compensation package into restricted stock units pursuant to our Mandatory Stock Bonus Program under our Amended and Restated Stock Incentive Plan. Under the terms of our Mandatory Stock Bonus Program, we match a portion of the mandatorily deferred amount in additional restricted stock units. Any dividends paid by us on our common stock will be reflected in additional restricted stock units on such deferred and company matching contribution amounts. The deferred amount and our matching contribution vest ratably over four years, and all accrued dividends vest on the fourth anniversary of the grant. For the amounts deferred under the Mandatory Stock Bonus Program for the other named executive officers, see the tables contained on pages 23 and 24.

Optional Stock Purchase Program. Our policy is to allow all of our employees to voluntarily defer a portion of their annual incentive performance bonus into restricted stock units pursuant to our Optional Stock Purchase Program under our Amended and Restated Stock Incentive Plan. Under the terms of our Optional Stock Purchase Program, we match a portion of the optional deferred amount in additional restricted stock units. Any dividends paid by us on our common stock will be reflected in additional restricted stock units on such deferred and company matching contribution amounts. Pursuant to the terms of our Optional Stock Purchase Program, the voluntarily deferred amounts are immediately vested (but delivered on the third anniversary of grant) and the matching contributions and accrued dividends vest and are delivered on the third anniversary of the grant.

Other equity awards. The grant of equity awards is consistent with our pay-at-risk philosophy, as the equity awards are generally conditioned on continued employment. In granting equity awards, the Compensation Committee strives to provide named executive officers with long-term incentive award opportunities that are consistent with awards made by companies in our industry and reflect each named executive officer’s individual performance. Currently, we can provide named executive officers with restricted stock units that generally vest over four years, which are granted pursuant to our Amended and Restated Stock Incentive Plan. Except in

circumstances where a dividend is determined to be an extraordinary dividend in the sole discretion of the Compensation Committee, no dividends are paid on such restricted stock units. Any such extraordinary dividend equivalent restricted stock units vest and will be delivered on the final delivery date for such restricted stock units, subject to continued employment.

Other compensation. Our named executive officers are generally eligible to participate, on an elective basis, in two other compensation plans that are generally available to all employees.

Employee Stock Purchase Plan. The purpose of the Employee Stock Purchase Plan is to encourage and enable eligible employees to purchase our stock at a discounted rate, thereby keeping the employees’ interests aligned with the interests of the shareholders. All named executive officers (except Mr. Cohen and Mr. Steers, who are not eligible to participate) may participate in this plan on the same basis as all other eligible employees. Eligible employees may elect to contribute on an after-tax basis between 1% and 10% of their annual salary and incentive performance bonus to purchase our common stock; provided, however, that an employee may not contribute more than $25,000 to the plan under Internal Revenue Service restrictions. Shares are purchased at a 15% discount from the fair market value of our common stock on the last day of each of the four quarterly offering periods.

401(k) Savings Plan. We offer a tax-qualified 401(k) plan to all eligible employees. Employees may elect to contribute on a pre-tax basis between 1% and 100% of their annual pay into the 401(k) plan, up to the annual Internal Revenue Service maximum. We match 50% of employee contributions in cash in order to encourage employee participation and such matching contribution vests over a five year period.

Benefits and Perquisites

Our practice is to provide benefits and perquisites to executive officers that are the same as those offered to all of our other employees.

Hedges of the Company’s Stock

Our employees are prohibited from engaging in any way in a transaction meant to hedge or minimize losses in our securities, including engaging in transactions in puts, calls or other derivatives on our securities, or short-selling our securities or “selling against the box” (failing to deliver sold securities).

Compensation Consultant

The Compensation Committee has sole discretion to retain and terminate compensation consultant(s) to assist in the evaluation of the compensation of our executive officers. In 2011, the Compensation Committee retained McLagan, a leading compensation consulting and research firm, to advise it on all matters related to the senior executives’ compensation and our general compensation programs. McLagan advises the Compensation Committee in determining annual base salaries and annual incentive performance bonuses for senior executives and designing and determining their individual restricted stock unit grant levels. McLagan also assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and provides guidance on industry trends and best practices.

The company also periodically participates in industry seminars conducted by McLagan as well as asset management industry surveys that are conducted by McLagan which provide valuable information to the company in assessing its competitive pay levels. Further, McLagan assists the Nominating and Corporate Governance Committee in setting director compensation.

Role of Management

Our senior management, under the leadership of our co-chief executive officers, plays an important role in establishing and maintaining our compensation programs. Senior management’s role includes recommending compensation plans and programs to the Compensation Committee, implementing the Compensation Committee’s decisions regarding the plans and programs and assisting and supporting the Compensation Committee in carrying out its duties.

Our co-chief executive officers regularly attend Compensation Committee meetings and provide information as to the individual performance of the other named executive officers and make annual recommendations to the Compensation Committee of appropriate compensation levels for all named executive officers other than themselves.

Risk Considerations in our Compensation Programs

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and McLagan, its compensation consultant, and the Compensation Committee does not believe the goals, or the underlying philosophy of our compensation programs encourage excessive or inappropriate risk taking. By utilizing a balanced approach to total compensation, whereby we mandatorily defer a significant portion of compensation in the form of restricted stock units and actively promote long-term stock ownership among our employees, we seek to align our employees’ compensation with the interests of our shareholders.

Named Executive Officer Compensation

Co-Chief Executive Officers. The Compensation Committee established a 2011 base salary of $750,000 for each of Mr. Cohen and Mr. Steers, unchanged since 2008. The Compensation Committee elected not to adjust base salaries for Mr. Cohen and Mr. Steers for 2011 because it determined that their current salaries remain reasonable and competitive.

On March 10, 2011, the Compensation Committee met and reviewed the general performance criteria for our company and for each of Mr. Cohen and Mr. Steers. At that meeting, the Compensation Committee also determined that the maximum annual incentive performance bonus for each of Mr. Cohen and Mr. Steers would be no more than 4.5% of our 2011 adjusted pre-tax profit, subject to a $10 million individual maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. As previously discussed, in establishing this percentage, the Compensation Committee expected that their actual award for the fiscal year would be less than this maximum percentage.

On January 11, 2012, the Compensation Committee met to determine the 2011 annual incentive performance bonuses for each of Mr. Cohen and Mr. Steers. As part of this process, the Compensation Committee reviewed and assessed our company’s and each of Mr. Cohen’s and Mr. Steers’ performance, including the company’s net income, revenues, assets under management and inflows and other subjective measures.

In order to ensure that our executive compensation programs were competitive, the Compensation Committee considered advice from McLagan with respect to a comparison of Mr. Cohen and Mr. Steers’ compensation against those of fifteen publicly traded asset management companies (Affiliated Managers Group, Inc.; AllianceBernstein L.P.; Artio Global Investors Inc.; BlackRock, Inc.; Calamos Asset Management, Inc.; Eaton Vance Corp.; Federated Investors, Inc.; Franklin Resources, Inc.; GAMCO Investors, Inc.; Invesco Ltd.; Janus Capital Group, Inc.; Legg Mason, Inc.; Pzena Investment Management, Inc.; T. Rowe Price Group, Inc.; and Waddell & Reed Investment Management Co.). However, due to our relatively smaller size compared to these companies, the Compensation Committee does not believe that it is appropriate to compare compensation levels based solely on these fifteen publicly traded peers. Therefore, the Compensation Committee also reviewed compensation information obtained from a special McLagan survey that contained forty-eight asset management firms considered to be more comparable to the company relative to its size and/or overall complexity (Aberdeen Asset Management, Inc.; Acadian Asset Management, LLC; AEW Capital Management; Arrowstreet Capital, L.P.; The Boston Company Asset Management, LLC; Brandes Investment Partners, L.P.; Brandywine Global Investment Management, LLC; Brown Investment Advisory & Trust Company; Brown Brothers Harriman & Co.; Calamos Asset Management, Inc.; DuPont Capital Management; Dwight Asset Management, LLC; Financial Engines, Inc.; First Quadrant, L.P.; Fred Alger Management, Inc.; Glenmede Trust Company; Government of Singapore Investment Corporation (New York Office); Harvard Management Company, Inc.; Heitman LLC; Institutional Capital LLC; INTECH Investment Management LLC; Managers Investment Group LLC; Matthews International Capital Management LLC; Munder Capital Management; NFJ Investment Group L.P.; NWQ Investment Management Company, LLC; Orbis Investment Management Limited; PanAgora Asset Management, Inc.; PFM Asset Management LLC; ProFund Advisors LLC; Pzena Investment Management,

LLC; Rainier Investment Management, Inc.; Raymond James Financial Services, Inc.; RCM Capital Management LLC; Reich & Tang Asset Management LLC; Research Affiliates, LLC; RS Investment Management Co. LLC; Rydex SGI; Sands Capital Management, LLC; Third Avenue Management LLC; Tradewinds Global Investors, LLC; Trilogy Global Advisors, LLC; Turner Investments; Van Eck Associates; Virtus Investment Partners, Inc.; Wentworth, Hauser & Violich Investment Counsel; Winslow Capital Management, Inc.; and XL Group).

In determining the annual incentive performance bonus amounts for each of Mr. Cohen and Mr. Steers, the Compensation Committee also considered our company’s business results and growth in assets under management throughout 2011 driven by organic growth and the investment performance of the portfolios managed by the company and each of the executives’ contribution to the success of the company, coupled with the Compensation Committee’s goal of further aligning their interests with those of our shareholders.

The Compensation Committee determined that Mr. Cohen and Mr. Steers should be paid an annual incentive performance bonus for performance year 2011 in the same amount as that which was paid to them in 2010, since it was determined that their current annual incentive performance bonus remained reasonable in light of the company’s performance and competitive relative to other asset management firms. However, since Mr. Cohen and Mr. Steers had been paid their annual incentive performance bonus for the past several years entirely in restricted stock units, the Compensation Committee determined that 25% of the annual incentive performance bonus for fiscal 2011 should be paid in cash and the remaining 75% should be mandatorily deferred into restricted stock units that vest and are delivered ratably over four years pursuant to our Mandatory Stock Bonus Program.

The table below sets forth 2011 total compensation considered and approved by the Compensation Committee for Mr. Cohen and Mr. Steers, but is presented in a format that differs from the amounts required to be disclosed in the Summary Compensation Table by SEC regulations. Total compensation with respect to the 2010 and 2009 performance periods are included for comparative purposes.

			Annual Incentive Performance Bonus
Name	Year	Annual Base Salary ($)	Cash ($)	Mandatory RSU Deferral ($)	Mandatory RSU Match ($)	Voluntary RSU Deferral ($)	Voluntary RSU Match ($)	RSU Award ($)	Total Compensation ($)
Martin Cohen	2011	750,000	450,000	1,350,000	337,500	—	—	112,500	3,000,000
	2010	750,000	—	1,800,000	450,000	—	—	—	3,000,000
	2009	750,000	—	—	—	—	—	1,250,000	2,000,000

Robert H. Steers	2011	750,000	450,000	1,350,000	337,500	—	—	112,500	3,000,000
	2010	750,000	—	1,800,000	450,000	—	—	—	3,000,000
	2009	750,000	—	—	—	—	—	1,250,000	2,000,000

The restricted stock unit amounts set out above for the 2011 performance period were actually granted in January 2012 and therefore, are not reflected in the Summary Compensation Table or the 2011 Grants of Plan-Based Awards table since they were not granted in 2011.

Other Named Executive Officers. The Compensation Committee, based upon the recommendation of Mr. Cohen and Mr. Steers, approved 2011 base salaries of $500,000 for Mr. Harvey and $300,000 for each of Mr. Stadler and Mr. Derechin. Annual base salaries for Messrs. Stadler and Derechin have not changed since 2005 and for Mr. Harvey since 2006. The Compensation Committee elected not to adjust their base salaries for 2011 because it determined that their current salaries remain reasonable and competitive.

On March 10, 2011, the Compensation Committee met and reviewed the general performance criteria for our company and for each of Messrs. Harvey, Stadler and Derechin. At that meeting, the Compensation Committee also determined that the maximum annual incentive performance bonus for each of Messrs. Harvey, Stadler and Derechin would be no more than 3.5%, 2.5% and 2.5%, respectively, of our 2011 adjusted pre-tax profit, each subject to the $10 million maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. As previously discussed, in establishing these percentages, the Compensation Committee expected that their actual awards for the fiscal year would be less than this maximum percentage.

On January 11, 2012, the Compensation Committee met and approved the actual amount of the annual incentive performance bonus for each of Messrs. Harvey, Stadler and Derechin. In approving these awards, the Compensation Committee considered the recommendations of the co-chief executive officers, the company’s net income, revenues, assets under management and inflows, the historical annual incentive performance awards of each executive officer and other subjective factors about each executive officer including the responsibilities of the officer, the co-chief executive officers’ assessment of their individual performance during the fiscal year, and the co-chief executive officers’ views of the initiative, business judgment and management skills of the named executive officer.

As was the case with Mr. Cohen and Mr. Steers, in determining the annual incentive performance bonus amounts to be paid to each of Messrs. Harvey, Stadler and Derechin, the Compensation Committee considered the company’s business results and growth in assets under management throughout 2011 and each of the executives’ contribution to the success of the company, coupled with the Compensation Committee’s goals of retaining these executives and aligning their interests with those of our shareholders.

As was the case with Mr. Cohen and Mr. Steers, the Compensation Committee determined that the 2011 annual incentive performance bonus to each of these executives should be in the same amount as that which was paid to them in 2010, since it was determined that their current annual incentive performance bonus remained reasonable in light of their and the company’s performance and competitive relative to other asset management firms.

The table below sets forth 2011 total compensation considered and approved by the Compensation Committee for each of Messrs. Harvey, Stadler and Derechin, but this table is presented in a format that differs from the amounts required to be disclosed in the Summary Compensation Table by SEC regulations. Total compensation with respect to the 2010 and 2009 performance periods are included for comparative purposes.

	Year	Annual Base Salary ($)	Annual Incentive Performance Bonus						Total Compensation ($)
Name			Cash ($)	Mandatory RSU Deferral ($)	Mandatory RSU Match ($)	Voluntary RSU Deferral ($)	Voluntary RSU Match ($)	RSU Award ($)
Joseph M. Harvey	2011	500,000	325,000	612,500	153,125	312,500	78,125	596,875	2,578,125
	2010	500,000	325,000	612,500	153,125	312,500	78,125	596,875	2,578,125
	2009	500,000	191,250	33,750	8,438	—	—	1,025,000	1,758,438

Matthew S. Stadler	2011	300,000	610,000	490,000	122,500	—	—	165,000	1,687,500
	2010	300,000	610,000	490,000	122,500	—	—	165,000	1,687,500
	2009	300,000	191,250	33,750	8,438	—	—	875,000	1,408,438

Adam M. Derechin	2011	300,000	445,000	455,000	113,750	100,000	25,000	150,000	1,588,750
	2010	300,000	545,000	455,000	113,750	—	—	150,000	1,563,750
	2009	300,000	168,750	33,750	8,438	22,500	5,625	775,000	1,314,063

The restricted stock unit amounts set out above for the 2011 performance period were actually granted in January 2012 and therefore, are not reflected in the Summary Compensation Table or the 2011 Grants of Plan-Based Awards table since they were not granted in 2011.

Termination and Change in Control Arrangements

Under the terms of the restricted stock unit award agreements made pursuant to our Amended and Restated Stock Incentive Plan, all employees who receive restricted stock unit awards are entitled to the immediate vesting of their restricted stock units if their employment is terminated by us without “cause” or by the employee for “good reason” (each as defined under the Amended and Restated Stock Incentive Plan) within the two year period following a change in control of the company. This “double trigger” provision is designed to address our employees’ concerns regarding a change in the majority ownership of our company from Mr. Cohen and Mr. Steers. For a further discussion on acceleration of vesting of restricted stock units, see “Restricted Stock Unit Acceleration” on page 35.

In addition, pursuant to the terms of their employment agreements, our co-chief executive officers are entitled to payments and benefits upon the occurrence of specified events, including termination of employment (with and without cause). The specific terms of our co-chief executive officers’ employment agreements are described in detail in “Employment Agreements with Martin Cohen and Robert H. Steers” below in this Proxy Statement. The terms of the employment agreements were set through the course of arms-length negotiations with each of our co-chief executive officers at the time of our initial public offering in 2004. As part of these negotiations, the company analyzed the terms of the same or similar arrangements for comparable executives employed by comparable companies and this approach was used by the company in setting the amounts payable and the triggering events under the arrangements.

An estimate of the compensation that would have been payable to our named executive officers upon the occurrence of the above termination events, as if each termination event occurred as of fiscal year-end, is described in detail in “Potential Payments Upon Termination or Change in Control” below in this Proxy Statement.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for compensation exceeding $1,000,000 paid to the named executive officers. However, compensation that is “performance based” (that is, compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the shareholders and that is determined and administered by the Compensation Committee) is excluded from this $1,000,000 limitation and is deductible.

Our compensation plans are structured so that all amounts paid under those plans should generally be fully deductible. To this end, the Compensation Committee annually establishes performance criteria in an effort to ensure deductibility of the awards made under the Amended and Restated Annual Incentive Plan and our Amended and Restated Stock Incentive Plan. Accordingly, all such compensation paid in 2011 should be deductible by us. However, based on the complexity of our business, the rapidly changing nature of the industry, as well as the continued competitive market for outstanding leadership talent, we believe it may be appropriate and competitive from time to time to consider certain compensation even though it may not be fully tax-deductible.

Summary Compensation Table

The following summary compensation table sets forth information concerning the total compensation, during 2011, 2010 and 2009, of our co-chief executive officers, our chief financial officer and the next two most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)		Total ($)

Martin Cohen Co-Chairman and Co-CEO	2011	750,000	—	2,249,965	—	450,000		—	233,656	(4)	3,683,621
	2010	750,000	—	1,249,980	—	—		—	318,080	(5)	2,318,060
	2009	750,000	—	—	—	—		—	32,259	(6)	782,259

Robert H. Steers Co-Chairman and Co-CEO	2011	750,000	—	2,249,965	—	450,000		—	233,656	(4)	3,683,621
	2010	750,000	—	1,249,980	—	—		—	318,080	(5)	2,318,060
	2009	750,000	—	—	—	—		—	32,259	(6)	782,259

Joseph M. Harvey President	2011	500,000	—	1,440,567	—	637,500	(7)	—	160,752	(4)	2,738,819
	2010	500,000	—	1,067,163	—	637,500	(8)	—	331,296	(5)	2,535,959
	2009	500,000	—	274,968	—	191,250		—	26,435	(6)	992,653

Matthew S. Stadler CFO	2011	300,000	—	777,437	—	610,000		—	111,877	(4)	1,799,314
	2010	300,000	—	917,158	—	610,000		—	208,307	(5)	2,035,465
	2009	300,000	—	237,476	—	191,250		—	20,493	(6)	749,219

Adam M. Derechin COO	2011	300,000	—	718,708	—	545,000	(7)	—	95,099	(4)	1,658,807
	2010	300,000	—	822,771	—	545,000		—	176,224	(5)	1,843,995
	2009	300,000	—	137,473	—	191,250	(9)	—	17,686	(6)	646,409

(1)	The annual incentive performance bonus for each of the named executive officers is reported in this Summary Compensation Table in the columns entitled “Non-Equity Incentive Plan Compensation” and “Stock Awards.”

(2)	The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in the fiscal year noted for each of the named executive officers (but not necessarily the performance year in which they were earned since the company typically grants stock awards in January of the year following the performance year) in accordance with ASC Topic 718. The grant date fair value was determined using the average of the high and low stock price for the shares of the company’s common stock on the date of grant. The 2011 Grants of Plan Based Awards Table contained in this Proxy Statement discloses the number and grant date fair value of restricted stock units granted in fiscal year 2011 to each of the named executive officers.

(3)	The named executive officers received no perquisites or other personal benefits that were not otherwise offered to all of our other employees.

(4)	Includes a matching contribution in our 401(k) Plan of $11,000 for each of Messrs. Cohen, Steers and Stadler and $8,250 for each of Messrs. Harvey and Derechin.

Also includes $222,656, $222,656, $152,502, $100,877, and $86,849 in dividend equivalents reflected in additional restricted stock units throughout 2011 on restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Derechin.

(5)	Includes a matching contribution in our 401(k) Plan of $11,000 for each of Messrs. Cohen, Steers and Stadler and $8,250 for each of Messrs. Harvey and Derechin.

Also includes $307,080, $307,080, $323,046, $197,307, and $167,974 in dividend equivalents reflected in additional restricted stock units throughout 2010 on restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Derechin.

(6)	Includes a matching contribution in our 401(k) Plan of $11,000 for each of Messrs. Cohen, Steers and Stadler and $8,250 for each of Messrs. Harvey and Derechin.

Also includes $21,259, $21,259, $18,185, $9,493 and $9,436 in dividend equivalents reflected in additional restricted stock units throughout 2009 on restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Derechin.

(7)	Includes an annual incentive performance bonus cash amount of $325,000 and $445,000 and vested restricted stock units with a grant date fair value of $312,500 and $100,000 awarded to Messrs. Harvey and Derechin on January 31, 2012 pursuant to their election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2011 annual incentive performance bonus.

(8)	Includes an annual incentive performance bonus cash amount of $325,000 and vested restricted stock units with a grant date fair value of $312,500 awarded to Mr. Harvey on January 31, 2011 pursuant to his election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2010 annual incentive performance bonus.

(9)	Includes an annual incentive performance bonus cash amount of $168,750 and vested restricted stock units with a grant date fair value of $22,500 awarded to Mr. Derechin on January 29, 2010 pursuant to his election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2009 annual incentive performance bonus.

2011 Grants of Plan-Based Awards

The following table discloses the actual number of unvested restricted stock units granted in 2011 to our named executive officers and the grant date fair value of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Action Date(1)	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Martin Cohen	1/31/11	1/12/11	—	—	—	—	—	—	79,266	(3)	—	—	2,249,965

Robert H. Steers	1/31/11	1/12/11	—	—	—	—	—	—	79,266	(3)	—	—	2,249,965

Joseph M. Harvey	1/31/11	1/12/11	—	—	—	—	—	—	50,751	(4)	—	—	1,440,567

Matthew S. Stadler	1/31/11	1/12/11	—	—	—	—	—	—	27,389	(5)	—	—	777,437

Adam M. Derechin	1/31/11	1/12/11	—	—	—	—	—	—	25,320	(6)	—	—	718,708

(1)	Restricted stock unit awards, including those restricted stock units awarded pursuant to our Mandatory Stock Bonus Program and Optional Stock Purchase Program are generally granted in the year following the fiscal year performance period. For instance, the restricted stock units granted to each of the named executive officers for 2011 were actually granted in January 2012 and therefore, are not included in this table since they were not granted in 2011.

The Compensation Committee acted to award year-end equity based awards for the 2010 performance period at its regularly scheduled meeting on January 12, 2011, with the grants becoming effective on January 31, 2011. The average of the high and low price of our common stock on January 31, 2011 was used to determine the number of restricted stock units to be granted.

(2)	See “Annual Incentive Performance Bonus” and “Named Executive Officer Compensation” in this Proxy Statement for a discussion of non-equity incentive plan awards.

(3)	Includes 63,413 restricted stock units from our mandatory deferral of a portion of the executive’s 2010 annual incentive performance bonus, plus 15,853 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2012, 2013, 2014 and 2015. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also vest and be delivered on the last business day of January 2015. Payment of these mandatorily deferred amounts is contingent on continued employment.

(4)	Includes 21,027 restricted stock units that vest one-fourth ratably on the last business day of each of January 2012, 2013, 2014 and 2015. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 21,578 restricted stock units from our mandatory deferral of a portion of the executive’s 2010 annual incentive performance bonus, plus 5,394 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2012, 2013, 2014 and 2015. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also vest and be delivered on the last business day of January 2015. Payment of these mandatorily deferred amounts is contingent on continued employment.

Does not include 11,009 vested restricted stock units from the optional deferral by the executive of a portion of his 2010 annual incentive performance bonus since the value of this optional deferral has been reported in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” as part of the non-equity incentive plan award awarded to Mr. Harvey in 2011, but does include 2,752 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will vest and be delivered on the last business day of January 2014, subject, in the case of the company match and the dividends, to continued employment.

(5)	Includes 5,812 restricted stock units that vest one-fourth ratably on the last business day of each of January 2012, 2013, 2014 and 2015. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 17,262 restricted stock units from our mandatory deferral of a portion of the executive’s 2010 annual incentive performance bonus, plus 4,315 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2012, 2013, 2014 and 2015. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also vest and be delivered on the last business day of January 2015. Payment of these mandatorily deferred amounts is contingent on continued employment.

(6)	Includes 5,284 restricted stock units that vest one-fourth ratably on the last business day of each of January 2012, 2013, 2014 and 2015. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 16,029 restricted stock units from our mandatory deferral of a portion of the executive’s 2010 annual incentive performance bonus, plus 4,007 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2012, 2013, 2014 and 2015. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also vest and be delivered on the last business day of January 2015. Payment of these mandatorily deferred amounts is contingent on continued employment.

2011 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unvested restricted stock units for the named executive officers as of December 31, 2011.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin Cohen	—	—	—	—	—	182,378	(2)	5,270,724	—	—

Robert H. Steers	—	—	—	—	—	182,378	(2)	5,270,724	—	—

Joseph M. Harvey	—	—	—	—	—	143,873	(3)	4,157,930	—	—

Matthew S. Stadler	—	—	—	—	—	94,048	(4)	2,717,987	—	—

Adam M. Derechin	—	—	—	—	—	79,694	(5)	2,303,157	—	—

(1)	Based on the closing price of Cohen & Steers common stock of $28.90 on December 30, 2011.

(2)	Includes 1,665 restricted stock units that were granted on January 26, 2007 that vested on the last business day of January 2012; 28,404 restricted stock units deferred on January 25, 2008 pursuant to our Mandatory Stock Bonus Program that vested on the last business day of January 2012; 48,852 restricted stock units that were granted on January 29, 2010 that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015; and 79,266 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015. Also includes 24,191 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals and any optional restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010 and September 2011 special dividends.

(3)	Includes 2,081 restricted stock units that were granted on January 26, 2007 that vested on the last business day of January 2012; 4,363 restricted stock units that were granted on January 25, 2008 and that vest ratably on the last business day of each January 2012 and 2013; 10,737 restricted stock units deferred on January 25, 2008 pursuant to our Mandatory Stock Bonus Program that vested on the last business day of January 2012; 11,199 restricted stock units that were granted on January 30, 2009 and that vest ratably on the last business day of each January 2012, 2013 and 2014; 2,624 restricted stock units deferred on January 30, 2009 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2012 and 2013; 1,749 restricted stock units deferred on January 30, 2009 pursuant to a company match under our Optional Stock Purchase Program that vested on the last business day of January 2012; 40,059 restricted stock units that were granted on January 29, 2010 that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015; 1,545 restricted stock units deferred on January 29, 2010 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2012, 2013 and 2014; 21,027 restricted stock units that were granted on January 31, 2011 and that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015; 26,972 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015; and 2,752 restricted stock units deferred on January 31, 2011 pursuant to a company match under our Optional Stock Purchase Program that vest on the last business day of January 2014. Also includes 18,765 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals and any optional restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010 and September 2011 special dividends.

(4)	Includes 6,362 restricted stock units deferred on January 25, 2008 pursuant to our Mandatory Stock Bonus Program that vested on the last business day of January 2012; 11,199 restricted stock units that were granted on January 30, 2009 that vest ratably on the last business day of each January 2012, 2013 and 2014; 1,749 restricted stock units deferred on January 30, 2009 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2012 and 2013; 34,196 restricted stock units that were granted on January 29, 2010 and that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015; 1,545 restricted stock units deferred on January 29, 2010 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2012, 2013 and 2014; 5,812 restricted stock units that were granted on January 31, 2011 and that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015; and 21,577 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015. Also includes 11,608 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals and any optional restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010 and September 2011 special dividends.

(5)	Includes 5,170 restricted stock units deferred on January 25, 2008 pursuant to our Mandatory Stock Bonus Program that vested on the last business day of January 2012; 5,600 restricted stock units that were granted on January 30, 2009 that vest ratably on the last business day of each January 2012, 2013 and 2014; 1,749 restricted stock units deferred on January 30, 2009 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2012 and 2013; 30,288 restricted stock units that were granted on January 29, 2010 and that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015; 1,545 restricted stock units deferred on January 29, 2010 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2012, 2013 and 2014; 274 restricted stock units deferred on January 29, 2010 pursuant to a company match under our Optional Stock Purchase Program that vest on the last business day of January 2013; 5,284 restricted stock units that were granted on January 31, 2011 that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015; and 20,036 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2012, 2013, 2014 and 2015. Also includes 9,748 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals and any optional restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010 and September 2011 special dividends.

2011 Option Exercises and Stock Vested

The following table sets forth certain information regarding restricted stock units that vested in 2011 for the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Martin Cohen	—	—	65,355	(1)	1,861,030

Robert H. Steers	—	—	65,355	(1)	1,861,030

Joseph M. Harvey	—	—	73,078	(2)	2,081,284

Matthew S. Stadler	—	—	31,912	(3)	906,576

Adam M. Derechin	—	—	29,380	(4)	836,664

(1)	Includes the vesting of 10,896 restricted stock units on January 27, 2011 with a value realized on vesting of $315,439 that were originally granted on January 27, 2006; 10,115 restricted stock units on January 31, 2011 with a value realized on vesting of $286,963 that were originally granted on January 26, 2007; 28,404 restricted stock units on January 29, 2010 with a value realized on vesting of $805,821 that were originally granted on January 25, 2008; 12,212 restricted stock units on January 31, 2011 with a value realized on vesting of $346,454 that were originally granted on January 29, 2010; 2,711 dividend equivalents associated with the Mandatory Stock Bonus Program on January 31, 2011 with a value realized on vesting of $76,911; and 1,017 dividend equivalents on January 27, 2011 with a value realized on vesting of $29,442 associated with restricted stock units granted on January 27, 2006.

(2)	Includes the vesting of 12,437 restricted stock units on January 27, 2011 with a value realized on vesting of $360,051 that were originally granted on January 27, 2006; 8,906 restricted stock units on January 31, 2011 with a value realized on vesting of $252,663 that were originally granted on January 26, 2007; 17,917 restricted stock units on January 31, 2011 with a value realized on vesting of $508,305 that were originally granted on January 25, 2008; 5,045 restricted stock units on January 31, 2011 with a value realized on vesting of $143,127 that were originally granted on January 30, 2009; 10,529 restricted stock units on January 31, 2011 with a value realized on vesting of $298,708 that were originally granted on January 29, 2010; 2,188 dividend equivalents associated with the Mandatory Stock Bonus Program on January 31, 2011 with a value realized on vesting of $62,073; 3,886 dividend equivalents associated with the Optional Stock Purchase Program on January 31, 2011 with a value realized on vesting of $110,246; and 1,161 dividend equivalents on January 27, 2011 with a value realized on vesting of $33,611 associated with restricted stock units granted on January 27, 2006. Also includes the grant of 11,009 vested restricted stock units voluntarily deferred by the executive on January 31, 2011 from his annual incentive performance bonus with a value realized on vesting of $312,500. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2014.

(3)	Includes the vesting of 1,942 restricted stock units on January 27, 2011 with a value realized on vesting of $56,221 that were originally granted on January 27, 2006; 3,413 restricted stock units on January 31, 2011 with a value realized on vesting of $96,827 that were originally granted on January 26, 2007; 9,316 restricted stock units on January 31, 2011 with a value realized on vesting of $264,295 that were originally granted on January 25, 2008; 4,608 restricted stock units on January 31, 2011 with a value realized on vesting of $130,729 that were originally granted on January 30, 2009; 9,064 restricted stock units on January 31, 2011 with a value realized on vesting of $257,146 that were originally granted on January 29, 2010; 1,092 dividend equivalents associated with the Mandatory Stock Bonus Program on January 31, 2011 with a value realized on vesting of $30,980; 2,296 dividend equivalents associated with the Optional Stock Purchase Program on January 31, 2011 with a value realized on vesting of $65,138; and 181 dividend equivalents on January 27, 2011 with a value realized on vesting of $5,240 associated with restricted stock units granted on January 27, 2006.

(4)	Includes the vesting 4,975 restricted stock units on January 27, 2011 with a value realized on vesting of $144,026 that were originally granted on January 27, 2006; 2,958 restricted stock units on January 31, 2011 with a value realized on vesting of $83,918 that were originally granted on January 26, 2007; 7,441 restricted stock units on January 31, 2011 with a value realized on vesting of $211,101 that were originally granted on January 25, 2008; 2,741 restricted stock units on January 31, 2011 with a value realized on vesting of $77,762 that were originally granted on January 30, 2009; 8,087 restricted stock units on January 31, 2011 with a value realized on vesting of $229,428 that were originally granted on January 29, 2010; 948 dividend equivalents associated with the Mandatory Stock Bonus Program on January 31, 2011 with a value realized on vesting of $26,895; 1,766 dividend equivalents associated with the Optional Stock Purchase Program on January 31, 2011 with a value realized on vesting of $50,101; and 464 dividend equivalents on January 27, 2011 with a value realized on vesting of $13,433 associated with restricted stock units granted on January 27, 2006.

Nonqualified Deferred Compensation

The following table provides a summary of the named executive officer’s participation in our Optional Stock Purchase Program during fiscal 2011 with respect to voluntarily deferred and vested, but undelivered restricted stock units (for a discussion of the Optional Stock Purchase Program, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Optional Stock Purchase Program” above in this Proxy Statement).

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)(5)
Martin Cohen	—	—	—	—	—

Robert H. Steers	—	—	—	—	—

Joseph M. Harvey	312,500	—	180,904	677,532	520,431

Matthew S. Stadler	—	—	91,960	400,357	—

Adam M. Derechin	—	—	73,811	307,956	31,761

(1)	This column represents the named executive officers’ voluntary deferrals in our Optional Stock Purchase Program during fiscal 2011. These restricted stock units are fully vested, but will be delivered on the third anniversary of grant. These values are also reflected in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table (see footnote (8) to the Summary Compensation Table).

(2)	Although the company matches the executive’s contributions in additional restricted stock units, these match restricted stock units and the associated accrued dividend equivalents are unvested and will be delivered on the third anniversary of grant, and as such, are not included in this table. The company match restricted stock units are, however, reflected in the “Stock Awards” column of the Summary Compensation Table. See footnote (2) to the Summary Compensation Table.

(3)	This column represents the earnings during fiscal 2011 on 19,996, 11,816 and 9,089 vested restricted stock units that were voluntarily deferred by each of Messrs. Harvey, Stadler and Derechin, respectively, pursuant to our Optional Stock Purchase Program that were delivered in January 2011. Also includes earnings during fiscal 2011 on 18,008 and 1,099 vested restricted stock units that were voluntarily deferred by each of Messrs. Harvey and Derechin, respectively, pursuant to our Optional Stock Purchase Program that have not yet been delivered. Also includes the value realized on 3,886, 2,296 and 1,766 dividend equivalent restricted stock units that were delivered in 2011 for each of Messrs. Harvey, Stadler and Derechin, respectively.

(4)	Represents the value realized on 19,996, 11,816 and 9,089 vested restricted stock units for each of Messrs. Harvey, Stadler and Derechin, respectively, that were delivered in fiscal 2011, plus the value realized on 3,886, 2,296 and 1,766 dividend equivalent restricted stock units thereon for each of Messrs. Harvey, Stadler and Derechin, respectively.

(5)	Represents the value of 18,008 and 1,099 vested and undelivered restricted stock units for each of Messrs. Harvey and Derechin as of December 31, 2011. With respect to these restricted stock units, $387,500 and $22,500, respectively, has been previously reported in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table. The values set forth in this column are based on the closing price of Cohen & Steers common stock of $28.90 on December 30, 2011. Upon executive’s termination for any reason prior to the delivery date, the underlying shares of common stock will not be delivered and the executive will instead be paid the original deferral amount ($387,500 and $22,500 for Messrs. Harvey and Derechin, respectively) in cash six months following the date of termination.

Potential Payments Upon Termination

We have entered into agreements and maintain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment. The amount of compensation payable to each named executive officer in each situation is listed in the tables below.

Martin Cohen. The following table describes the potential payments upon termination for Martin Cohen, our co-chairman and co-chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason ($)	Voluntary Termination by Executive without Good Reason ($)	Involuntary Not for Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Termination by Executive, Following Change in Control ($)		Death of the Executive ($)		Disability of the Executive ($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000		—		—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000		1,000,000		1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	5,270,724	(4)	5,270,724	(4)	5,270,724	(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	299,395	299,395	299,395	—	299,395		—		299,395
Excise Tax Gross-Up(3)	—	—	—	—	3,314,481		—		—

Total	3,799,395	299,395	3,799,395	—	14,134,600		6,270,724		6,570,119

(1)	Assumes the executive’s date of termination is December 30, 2011 and the price per share of our common stock on the date of termination is $28.90 per share.

(2)	The employment agreement with Mr. Cohen provides that, if the executive’s employment terminates for any reason other than by us for cause, then Mr. Cohen and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Cohen of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the RP 2000 Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards and Practice Guidelines of the Actuarial Standards Board.

(3)	The employment agreement with Mr. Cohen provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

(4)	Includes the value of 50,517 unvested restricted stock units. Also includes the value of 107,670 unvested restricted stock units acquired in connection with the executive’s mandatory annual incentive performance bonus deferrals and 24,191 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Robert H. Steers. The following table describes the potential payments upon termination for Robert H. Steers, our co-chairman and co-chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason ($)	Voluntary Termination by Executive without Good Reason ($)	Involuntary Not for Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Termination by Executive, Following Change in Control ($)		Death of the Executive ($)		Disability of the Executive ($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000		—		—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000		1,000,000		1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	5,270,724	(4)	5,270,724	(4)	5,270,724	(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	352,990	352,990	352,990	—	352,990		—		352,990
Excise Tax Gross-Up(3)	—	—	—	—	2,975,481		—		—

Total	3,852,990	352,990	3,852,990	—	13,849,195		6,270,724		6,623,714

(1)	Assumes the executive’s date of termination is December 30, 2011 and the price per share of our common stock on the date of termination is $28.90 per share.

(2)	The employment agreement with Mr. Steers provides that, if the executive’s employment terminates for any reason other than by us for cause, then Mr. Steers and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Steers of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the RP 2000 Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards and Practice Guidelines of the Actuarial Standards Board.

(3)	The employment agreement with Mr. Steers provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

(4)	Includes the value of 50,517 unvested restricted stock units. Also includes the value of 107,670 unvested restricted stock units acquired in connection with the executive’s mandatory annual incentive performance bonus deferrals and 24,191 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Joseph M. Harvey. The following table describes the potential payments upon termination for Joseph M. Harvey, our president. The table does not include any payments that are described in the Nonqualified Deferred Compensation Table above.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason ($)	Voluntary Termination by Executive without Good Reason ($)	Involuntary Not for Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control ($)		Death or Disability of the Executive ($)
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	4,157,930	(2)	4,157,930	(2)

(1)	Assumes the executive’s date of termination is December 30, 2011 and the price per share of our common stock on the date of termination is $28.90 per share.

(2)	Includes the value of 78,729 unvested restricted stock units. Also includes the value of 46,379 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 18,765 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Matthew S. Stadler. The following table describes the potential payments upon termination for Matthew S. Stadler, our executive vice president and chief financial officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason ($)	Voluntary Termination by Executive without Good Reason ($)	Involuntary Not for Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control ($)		Death or Disability of the Executive ($)
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	2,717,987	(2)	2,717,987	(2)

(1)	Assumes the executive’s date of termination is December 30, 2011 and the price per share of our common stock on the date of termination is $28.90 per share.

(2)	Includes the value of 51,207 unvested restricted stock units. Also includes the value of 31,233 unvested restricted stock units acquired in connection with the executive’s mandatory annual incentive performance bonus deferrals and 11,608 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Adam M. Derechin. The following table describes the potential payments upon termination for Adam M. Derechin, our chief operating officer. The table does not include any payments that are described in the Nonqualified Deferred Compensation Table above.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason ($)	Voluntary Termination by Executive without Good Reason ($)	Involuntary Not for Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control ($)		Death or Disability of the Executive ($)
Compensation:
Long Term Incentives Restricted Stock Units(3)	—	—	—	—	2,303,157	(2)	2,303,157	(2)

(1)	Assumes the executive’s date of termination is December 30, 2011 and the price per share of our common stock on the date of termination is $28.90 per share.

(2)	Includes the value of 41,172 unvested restricted stock units. Also includes the value of 28,774 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 9,748 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Assumptions. Below is a description of the assumptions that were used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Excise Tax Gross-Up. Upon the termination of employment of the executive by the company without cause or by the executive for good reason, each within the two year period following a change in control of our company, the executive may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code. We have agreed to reimburse Mr. Cohen and Mr. Steers for all excise taxes that are imposed on the executive under Section 4999 and any income, employment and excise taxes that are payable by the executive as a result of reimbursements for Section 4999 excise taxes. The total Section 4999 gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by us of (1) any excise taxes that are imposed upon the executive as a result of our change in control, (2) any income, employment and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount, and (3) any additional income, employment and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise, employment or income taxes. The calculation of the Section 4999 gross-up amount in the above tables is based upon a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, and the applicable state and local income tax rates. The discount rates used to compute the present value of accelerated payouts or accelerated vesting are determined by the Internal Revenue Service (120% of the applicable federal rates compounded semi-annually for December 2011 as referenced in Table 1 of

Revenue Ruling 2011-31). For purposes of the Section 4999 calculation, it is assumed that no amounts will be discounted as attributable to a reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

Restricted Stock Unit Acceleration. As is the case with all other employees of the company that were awarded restricted stock units, the executives will be entitled to the acceleration of their unvested restricted stock units as described in the tables above if executives’ employment is terminated (1) by us without “cause,” or by the executive for “good reason,” each within the two-year period following a “change in control” of our company or (2) at any time due to the executive’s death or disability. With respect to vested restricted stock units granted pursuant to the Optional Stock Purchase Program, if the executive’s employment is terminated for any reason, the underlying shares of common stock will not be delivered and the executive will instead be paid his original deferral amount(s) in cash six months following the date of termination.

A “change in control” means the occurrence of any of the following events: (1) the complete liquidation of our company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any “person” or “group” other than certain permitted holders; (2) any person or group, other than the permitted holders, is or becomes the beneficial owner of our securities representing both (x) 20% or more of the combined voting power of the then outstanding securities of our company and (y) more of the combined voting power of the then outstanding securities of our company than Mr. Cohen and Mr. Steers in the aggregate; (3) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the board cease for any reason to constitute a majority of the board, then in office; or (4) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which we are involved, other than a merger, consolidation or amalgamation which would result in our shareholders immediately prior thereto continuing to own, in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

A termination is for “cause” if it is for any of the following: (1) the executive’s continued failure substantially to perform the executive’s duties to us (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by us to the executive of such failure, (2) the executive’s engagement in conduct inimical to our interests, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the executive’s employment, (3) the executive’s commission of, or plea of guilty or nolo contendere to, (x) a felony or (y) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to us or an affiliate, (4) the executive’s disclosure of our or our affiliates’ trade secrets or confidential information, or (5) the executive’s breach of any agreement with us or an affiliate, including, without limitation, any agreement with respect to confidentiality, nondisclosure, non-competition or otherwise.

A termination is “good reason” if it is for any of the following (1) the failure by us or one of our affiliates to pay or cause to be paid the executive’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due or (2) any substantial and sustained diminution in the executive’s authority or responsibilities; provided that either of the events described in clauses (1) and (2) of this sentence shall constitute good reason only if we and our affiliates fail to cure such event within 30 days after receipt from the executive of written notice of the event which constitutes good reason; provided, further, that “good reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given us written notice thereof prior to such date.

“Disability” means the inability of the employee to perform in all material respects his or her duties and responsibilities to the company by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (1) for a period of six consecutive months or (2) such shorter period as the Compensation Committee may reasonably determine in good faith. The disability determination is made in the sole discretion of the Compensation Committee.

Pension Benefits

Other than our broad-based 401(k) Plan, we do not sponsor any pension plans.

Employment Agreements with Martin Cohen and Robert H. Steers

We have entered into identical employment agreements with Martin Cohen and Robert H. Steers (each, an “Executive”). Each employment agreement provides for the Executive’s employment as our co-chief executive officer and co-chairman of the Board of Directors. The employment agreements automatically extend for one-year periods unless either party gives the other 60 days prior notice that the term will not be extended.

Each employment agreement provided for an initial annual base salary of $500,000 or such other amount as is determined in the sole discretion of the Board of Directors (which was adjusted to $750,000 effective January 1, 2008), and an annual incentive performance bonus as approved in the discretion of the Compensation Committee.

During the term, each Executive will be entitled to:

(1) employee benefits that are no less favorable than those employee benefits provided to him before the company’s initial public offering; and

(2) participate in all of our employee benefit programs on a basis which is no less favorable than is provided to any of our other executives.

Termination of employment. Pursuant to each employment agreement, if the Executive’s employment terminates prior to the expiration of the term due to his death or disability, the Executive will be entitled to receive:

(1) a payment equal to his target annual incentive performance bonus ($1,000,000) for the fiscal year in which the termination occurs;

(2) any accrued, but unpaid, base salary through the date of termination; and

(3) any accrued and earned, but unpaid, annual incentive performance bonus for any previously completed fiscal year.

As set forth in each employment agreement, if an Executive’s employment is terminated prior to the expiration of the term by us without “cause” or by the Executive for “good reason” or if we elect not to extend the term (each a “qualifying termination”), the Executive will be entitled, subject to his compliance with certain restrictive covenants, to a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following a change in control) the sum of his annual base salary and his target annual incentive performance bonus for the fiscal year in which the termination occurs. Any termination by us without cause within six months prior to a change in control will be deemed to be a termination of employment on the date of such change in control.

In the event of a termination of an Executive’s employment which is not a qualifying termination or a termination due to the Executive’s death or disability (including if the Executive resigns without good reason), the Executive will be entitled to receive only the accrued but unpaid salary through the date of termination and earned but unpaid bonus for the previously completed fiscal year.

Each employment agreement generally provides that, if the Executive’s employment terminates for any reason other than by us for cause, the Executive and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by the Executive of the same premiums he would have paid during such period of coverage if he were an active employee. In addition, each employment agreement provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the Executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

Restrictive covenants. Non-competition. Pursuant to each employment agreement, during the term of the agreement and, if the Executive’s employment is terminated by us for cause or by the Executive without good reason or the Executive elects not to extend the term, for one year following such termination of employment, the Executive generally will be prohibited from:

(1) seeking to provide or providing investment advisory services to certain persons to whom we or any of our affiliates render services;

(2) soliciting or seeking to induce or actually inducing certain of our employees or employees of our affiliates to discontinue their employment with us or hiring or employing such employees;

(3) competing with us and our affiliates;

(4) acquiring a financial interest in, or otherwise becoming actively involved with, any competitive business; and

(5) interfering with, or attempting to interfere with, business relationships between us or any of our affiliates and our customers, clients, suppliers, partners, members or investors.

Confidentiality, Intellectual Property and Non-Disclosure. Each Executive is subject to customary confidentiality, intellectual property and non-disclosure covenants, including a covenant which, in general, prohibits the Executive from disclosing, retaining or using for his or any other person’s benefit our confidential information and a covenant which, in general, requires the Executive to assign, transfer and convey to Cohen & Steers all rights and intellectual rights to any works of authorship, inventions, intellectual property, materials, documents or other work product by the Executive.

If the Executive breaches any of the restrictive covenants or the confidentiality, intellectual property or non-disclosure covenants, in addition to any remedies at law, the Executive agrees that we will be entitled to cease making any payments or providing any benefit otherwise required by the employment agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

If a dispute arises out of the employment agreement with an Executive, we will pay the Executive’s reasonable legal fees and expenses incurred in connection with such dispute if the Executive prevails in substantially all material respects on the issues presented for resolution.

Each employment agreement also provides that upon a termination of the Executive’s employment for any reason, in general, the Executive will retain the right to use his name in connection with future business ventures.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2011, relating to our equity compensation plans pursuant to which grants of restricted stock units or other rights to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Approved
Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan	2,455,242	(1)	3,370,797	(2)
Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan	N/A	N/A	204,269	(3)
Total Approved by Shareholders	2,455,242	(1)	3,575,066
Not Approved
None	—	—	—

(1)	All of the awards granted under our Amended and Restated Stock Incentive Plan are restricted stock units, which by their nature do not have an exercise price.

(2)	Consists of shares of our common stock issuable under our Amended and Restated Stock Incentive Plan pursuant to various awards the Compensation Committee may make, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

(3)	295,731 shares of the company’s common stock have been issued pursuant to the Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan, whereby employees may purchase shares of the company’s common stock at 85% of the fair market value of our common stock on last business day of each three-month offering period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

We have adopted a written policy whereby all employees, directors and certain other related parties (as defined in paragraph (a) of Item 404 of Regulation S-K) who have a direct or indirect interest in a transaction or agreement in which we are a participant (regardless of the dollar amount involved in the transaction or whether the transaction must be disclosed publicly by us, but excluding all typical employee/employer transactions such as compensation or participation in any of the benefit plans we sponsor) must promptly disclose the facts and circumstances of that transaction or agreement to our general counsel. The general counsel will promptly communicate all such information to management and the Audit Committee. Management, in consultation with the Audit Committee, then determines whether the transaction may be consummated or permitted to continue.

If such transaction or agreement rises to the level of a “related party transaction,” then such transaction may not be consummated or continue without the approval or ratification of the Audit Committee. Members of the Audit Committee interested in a related party transaction must recuse themselves from any such vote. For these purposes, a “related party transaction” is any transaction that is (1) reportable by us under paragraph (a) of Item 404 of Regulation S-K, (2) in which we were or are to be a participant, (3) the amount involved exceeds $120,000 and (4) in which any related party had or will have a direct or indirect material interest.

Transactions or other arrangements between us and our client accounts, including registered investment companies for which we serve as an investment advisor, need not be approved or ratified. Further, asset management or other financial service relationships (such as those involving investment in various of our funds, investment vehicles or accounts) provided either by or to us and involving a director or employee (or his or her immediate family members, or a company or charitable organization of which the director or employee or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director) need not be approved or ratified so long as the following condition is satisfied: the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers.

Cohen & Steers Mutual Funds

The mutual funds for which we are the investment advisor are funds that we established and are marketed under our name. Mr. Cohen and Mr. Steers, our co-chairmen and co-chief executive officers, serve as co-chairmen of each Cohen & Steers closed-end and open-end mutual fund. Mr. Harvey, our president, serves as a vice-president of each Cohen & Steers closed-end and open-end mutual fund. Mr. Derechin, our chief operating officer, serves as chief executive officer and president of each Cohen & Steers closed-end and open-end mutual fund. Messrs. Cohen, Steers, Harvey and Derechin do not receive compensation for their services from any Cohen & Steers mutual fund. There are no relationships between our other directors and the Cohen & Steers mutual funds or the institutional separate accounts for which we are the investment advisor.

S-corporation Distributions and Tax Indemnification Agreement

Since we were organized in 1986 and until our initial public offering in 2004, we were treated for federal and certain state income tax purposes as an S-corporation under Subchapter S of the Internal Revenue Code. As a result, our earnings were taxed, with certain exceptions, directly to our shareholders, Mr. Cohen and Mr. Steers, rather than to us, leaving our shareholders responsible for paying income taxes on these earnings. We historically paid distributions to our shareholders to enable them to pay their income tax liabilities as a result of our status as an S-corporation and, from time to time, to distribute previously undistributed S-corporation earnings and profits.

We have entered into a tax indemnification agreement with Mr. Cohen and Mr. Steers. Although we believe that we have met the requirements for an S-corporation, the agreement provides for, among other things, Mr. Cohen and Mr. Steers to indemnify us for any additional U.S. federal and state income taxes, including interest and penalties, incurred by us if for any reason we are deemed to have been a C-corporation during any period in which we reported our taxable income as an S-corporation. The tax indemnification obligation of Mr. Cohen and Mr. Steers will be limited to the aggregate amount of all distributions we made to them to pay taxes during any time that we reported our taxable income as an S-corporation but are deemed to have been a C-corporation. The agreement also provides for payment by Mr. Cohen and Mr. Steers to us and by us to Mr. Cohen and Mr. Steers to adjust for any increases or decreases in tax liability arising from a tax audit that affects our tax liability and results in a corresponding adjustment to the tax liability of Mr. Cohen and Mr. Steers. We will increase, or gross up, our indemnification payments to Mr. Cohen and Mr. Steers to the extent necessary to take into account the increase in current tax liability incurred by Mr. Cohen and Mr. Steers on account of the indemnification payments. The amount of any payment cannot exceed the amount of benefit received by us or Mr. Cohen and Mr. Steers attributable to the adjustment in tax liability.

Registration Rights Agreement

Mr. Cohen and Mr. Steers have entered into a registration rights agreement with us, pursuant to which we have granted to them, their affiliates and certain of their transferees the right, as described below, to require us to register under the Securities Act shares of common stock (and other securities convertible into or exchangeable or exercisable for shares of common stock) held by them. Such registration rights are generally available to the rights holders until registration under the Securities Act is no longer required to enable them to resell the registrable securities owned by them. The registration rights agreement provides, among other things, that we will pay all expenses in connection with the first ten demand registrations requested by the rights holders and in connection with any registration commenced by us in which the rights holders participate through “piggyback” registration rights granted under such agreement. We have the right to postpone any demand registration if to register would require an audit of us other than our regular audit, if another registration statement which was not effected on Form S-3 has been declared effective under the Securities Act within 180 days or, for a period of 90 days, if we determine that it is in our best interests to do so. The rights of the rights holders to exercise their “piggyback” registration rights are subject to our right to reduce on a pro rata basis among all requesting holders the number of requested shares of common stock to be registered if in the opinion of the managing underwriter the total number of shares to be so registered exceeds that number which may be sold without having an adverse effect on the price, timing or distribution of the offering of the shares.

ITEM 2:

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting on March 13, 2012, the Board of Directors, upon the recommendation of its Audit Committee, appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2012. Representatives of the firm of Deloitte & Touche LLP are expected to be present at our Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2012.

Ratification by the shareholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the shareholders. If the selection of Deloitte & Touche LLP is not approved at the meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

Principal Accounting Fees and Services

Aggregate fees for professional services provided by our independent registered public accounting firm, Deloitte & Touche LLP and its affiliates, for the fiscal years ended December 31, 2011 and 2010 are set forth below.

	2011	2010
Audit Fees(a)	$788,800	$750,000
Audit Related Fees(b)	116,881	110,000
Tax Fees(c)	26,200	5,500
All Other Fees(d)	2,400	2,395

Total	$934,281	$867,895

(a)	Fees for audit services consisted primarily of:

•	Audit of our annual consolidated financial statements.

•	Audit of our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

•	Reviews of our quarterly consolidated financial statements.

•	Audits of our regulated subsidiaries.

•	Consultation on accounting and financial reporting standards arising during the course of the audit or review.

•	Review of annual Form 10-K and interim Form 10-Q’s.

•	Review and required procedures related to SEC filings.

•	Attendance at Audit Committee meetings at which matters relating to the audit or review were discussed.

(b)	Fees for services related to (1) the examination of the company’s investment management and administrative services for institutional accounts, and (2) the review of report filed with local regulatory authorities.

(c)	Fees for services related to various consultations regarding tax compliance matters.

(d)	All Other Fees consisted of the procurement of an on-line accounting research tool offered by Deloitte & Touche LLP to its clients.

Audit Committee Pre-Approval Policy

In accordance with the Cohen & Steers Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and permitted non-audit services during fiscal 2011 and 2010 performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services (even though the pre-approval of fees is not specifically required by the SEC rules) and the other terms of the engagement.

Periodically, and generally no later than at its first meeting of each fiscal year, the Audit Committee reviews and pre-approves all audit, audit-related, tax and all other services that we expect to be performed by our independent registered public accounting firm for us. The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions under the Policy to the Audit Committee at its next scheduled meeting.

ITEM 3:

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed above. The text of the resolution in respect of Item 3 is as follows:

“RESOLVED, that the compensation paid to the company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis set forth above.

In particular, shareholders should note that the Compensation Committee bases its executive compensation decisions on the following:

•	Compensation is related to both the individual executive’s contribution to the company, as well as the overall performance of the company;

•	Comparability to the practices of peers in our industry and other comparable companies generally; and

•	Equity awards, in the form of forfeitable restricted stock units that vest over several years, are a significant part of total compensation.

While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of the vote.

At our 2011 Annual Meeting of Shareholders, 96.5% of the votes cast by our shareholders approved the compensation of our named executive officers described in our 2011 proxy statement. The Compensation Committee believes this affirms shareholders’ support of our approach to executive compensation.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF

PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

In accordance with the rules of the SEC, to be considered for inclusion in our Proxy Statement and form of proxy for our 2013 annual meeting of shareholders, a shareholder proposal must be received by us at our principal executive offices at 280 Park Avenue, New York, New York 10017 by November 26, 2012, pursuant to the requirements of Rule 14a-8 under the Exchange Act. The proposal should be sent to the attention of our Corporate Secretary.

In addition, our Bylaws set forth certain advance notice procedures to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board of Directors at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to our Corporate Secretary. To be timely, such notice must be delivered to the principal executive offices of Cohen & Steers not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

Francis C. Poli
Corporate Secretary

COHEN & STEERS, INC. 280 PARK AVENUE NEW YORK, NY 10017

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M41584-P18570 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COHEN & STEERS, INC.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain
	1a. Martin Cohen 1b. Robert H. Steers 1c. Peter L. Rhein 1d. Richard P. Simon	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain
					2.	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm.	☐	☐	☐
	1e. Edmond D. Villani 1f. Bernard B. Winograd	☐ ☐	☐ ☐	☐ ☐	3. Approval, by non-binding vote, of the compensation of the named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.		☐	☐	☐

	For address change/comments, mark here. (see reverse for instructions)			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 8, 2012:

The Annual Report, Notice of Annual Meeting and Proxy Statement are available at www.proxyvote.com.

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M41585-P18570

COHEN & STEERS, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Francis C. Poli and Salvatore Rappa, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Cohen & Steers, Inc. held of record by the undersigned as of March 13, 2012, at the 2012 Annual Meeting of Stockholders to be held on May 8, 2012, beginning at 9:00 a.m., local time, at Cohen & Steers corporate headquarters located at 280 Park Avenue, New York, New York and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

This proxy, when properly executed, will be voted in accordance with the instructions given on the reverse side of this form. If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, and FOR Items 2 and 3.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Cohen & Steers written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side